                                                                     Exhibit 2.1




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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                    WWT, INC.
                                 (THE "BUYER"),


                         WILSONS ACQUISITION CORPORATION
                            (THE "BUYER SUBSIDIARY"),

                             BENTLEY'S LUGGAGE CORP.
                                (THE "COMPANY"),



                                THE SHAREHOLDERS
                                       OF
                             BENTLEY'S LUGGAGE CORP.

                                       AND

                               BAIN CAPITAL, INC.
                       (THE "SHAREHOLDER REPRESENTATIVE")




                            DATED AS OF APRIL 6, 2001



================================================================================

                                TABLE OF CONTENTS


1.     Defined Terms..............................................................................1

    1.01     Accounting and Other Definitional Matters............................................1
    1.02     Certain Definitions..................................................................2

2.     The Merger.................................................................................9

    2.01     Merger...............................................................................9
    2.02     Effective Time of the Merger.........................................................9
    2.03     Articles of Incorporation and By-Laws of the Surviving Corporation...................9
    2.04     Board of Directors and Officers of the Surviving Corporation.........................9
    2.05     Consideration.......................................................................10
    2.06     Payment of Consideration............................................................10
    2.07     Conversion of Securities............................................................10
    2.08     Dissenters' Rights..................................................................11
    2.09     Payment of Cash for Company Securities and Other Rights.............................12
    2.10     No Further Rights or Transfers......................................................12

3.     Post-Closing Working Capital Adjustment...................................................13

    3.01     Preliminary Working Capital.........................................................13
    3.02     Buyer's Objections; Independent Auditor.............................................13
    3.03     Closing Working Capital.............................................................13
    3.04     Working Capital Adjustment..........................................................14

4.     Escrow....................................................................................14

5.     Closing Date..............................................................................14

6.     Deliveries by the Company and the Shareholders............................................14

7.     Deliveries by Buyer and Buyer Subsidiary..................................................15

8.     Representations and Warranties of the Company and the Shareholders........................15

    8.01     Representations and Warranties Relating to the Company..............................15
       (a)   Organization, Qualification, etc....................................................15
       (b)   Capitalization of the Company.......................................................16
       (c)   Subsidiaries........................................................................16
       (d)   Authority...........................................................................17
       (e)   Due Execution.......................................................................17
       (f)   No Conflict.........................................................................17
       (g)   Real Property.......................................................................17
       (h)   Personal Property...................................................................18
       (i)   Intellectual Property...............................................................18
       (j)   Legal Proceedings...................................................................19
       (k)   Notices.............................................................................19
       (l)   Environmental Matters...............................................................20
       (m)   Contracts...........................................................................20
       (n)   Compliance with Laws................................................................22
       (o)   Title; Sufficiency of Assets........................................................22
       (p)   Brokers; Finders....................................................................22
       (q)   Employee and Labor Relations........................................................23
       (r)   Employee Benefits...................................................................24


       (s)   Taxes...............................................................................25
       (t)   Warranty............................................................................27
       (u)   Financial Statements; Undisclosed Liabilities.......................................27
       (v)   Insurance...........................................................................27
       (w)   No Changes..........................................................................27
       (x)   Transactions with Affiliates........................................................28
       (y)   Banking Matters, etc................................................................28
       (z)   Recapitalization Agreement..........................................................28
       (aa)  Disclaimer of Other Representations and Warranties..................................29
    8.02     Representations and Warranties Regarding the Shareholders...........................29
       (a)   Ownership...........................................................................29
       (b)   Title...............................................................................29
       (c)   No Conflicts........................................................................29
       (d)   Authorization; Execution and Delivery; Individual...................................29
       (e)   Authorization; Execution and Delivery; Entity.......................................30
       (f)   Claims and Proceedings..............................................................30
       (g)   Approval of Merger..................................................................31
       (h)   Disclaimer of Other Representations and Warranties..................................31

9.     Representations and Warranties of Buyer and Buyer Subsidiary..............................31

    9.01     Representations and Warranties......................................................31
       (a)   Organization and Qualification......................................................31
       (b)   Authority of Buyer and Buyer Subsidiary.............................................31
       (c)   Due Execution by Buyer and Buyer Subsidiary.........................................31
       (d)   No Conflict.........................................................................32
       (e)   Proceedings.........................................................................32
       (f)   Brokers; Finders....................................................................32
       (g)   Sufficient Funds....................................................................32

10.    Conditions Precedent to Buyer's and Buyer Subsidiary's Obligations Hereunder..............32

    10.01    Conditions Precedent................................................................32
       (a)   Representations and Warranties......................................................32
       (b)   No Adverse Change...................................................................33
       (c)   Observance and Performance..........................................................33
       (d)   Officer's Certificate...............................................................33
       (e)   Closing Documents...................................................................33
       (f)   Removal of Liens....................................................................33
       (g)   Legal Opinion.......................................................................33
       (h)   Corporate Documents.................................................................33
       (i)   Legal Proceedings...................................................................33
       (j)   Stock Options.......................................................................34
       (k)   Discharge of Indebtedness...........................................................34
       (l)   Escrow Agreement....................................................................34
       (m)   Transactions with Affiliates........................................................34
       (n)   Store Cash..........................................................................34
       (o)   Audited Financial Statements........................................................34
       (p)   Appraisal Rights....................................................................34
       (q)   Termination of Stockholder Agreement................................................34
       (r)   Shareholders' Transaction Expenses..................................................34
    10.02    Waiver..............................................................................34

11.    Conditions Precedent to the Obligations of the Company and the Shareholders Hereunder.....35


    11.01    Conditions Precedent................................................................35
       (a)   Representations and Warranties......................................................35
       (b)   Observance and Performance..........................................................35
       (c)   Officer's Certificate...............................................................35
       (d)   Closing Documents...................................................................35
       (e)   Legal Opinion.......................................................................35
       (f)   Corporate Documents.................................................................35
       (g)   Legal Proceedings...................................................................35
       (h)   Escrow Agreement....................................................................35
    11.02    Waiver..............................................................................36

12.    Survival of Representations and Warranties................................................36

13.    Indemnification...........................................................................36

    13.01    Tax Indemnification of Buyer by the Shareholders....................................36
    13.02    Other Indemnification of Buyer by the Shareholders..................................37
    13.03    Limitations on Indemnification by Shareholders......................................37
    13.04    Indemnification of the Shareholders by Buyer........................................39
    13.05    Limitation on Indemnification by Buyer..............................................39
    13.06    Obligations of Shareholder Indemnitees and Buyer to Senior Lenders..................40
    13.07    Investigation Not a Defense.........................................................40
    13.08    Procedures for Third-Party Claims (Other than Under Section 13.01(a))...............40
    13.09    General Provisions..................................................................41

14.    Shareholder Representative................................................................42

15.    Covenants of the Company and the Shareholders.............................................42

    15.01    Access; Conduct of Business Prior to Closing........................................42
    15.02    Public Statements...................................................................44
    15.03    Non-Solicitation....................................................................44
    15.04    Updating of Information.............................................................44
    15.05    Stock Options.......................................................................45
    15.06    Discharge of Indebtedness...........................................................45
    15.07    Affiliate Transactions..............................................................45
    15.08    Further Actions.....................................................................45

16.    Covenants of Buyer........................................................................45

    16.01    Confidentiality.....................................................................45
    16.02    Public Statements...................................................................45
    16.03    Further Actions.....................................................................46
    16.04    Company Employees...................................................................46

17.    Termination...............................................................................46

18.    Notices...................................................................................47

19.    Expenses..................................................................................48

20.    Entire Agreement..........................................................................49

21.    Severability..............................................................................49

22.    Governing Law; Jurisdiction...............................................................49

    22.01    Governing Law.......................................................................49


    22.02    Enforcement.........................................................................49

23.    Waiver of Compliance; Consents............................................................49

24.    Remedies Cumulative.......................................................................50

25.    Waiver of Jury Trial......................................................................50

26.    Headings..................................................................................50

27.    Amendments................................................................................50

28.    Successors and Assigns; No Third Party Beneficiaries......................................50

                             SCHEDULES AND EXHIBITS

Schedules
---------

         Schedule 2.01        Ownership of Shares
         Schedule 8.01(a)     Foreign Qualifications
         Schedule 8.01(b)     Capitalization
         Schedule 8.01(c)     Subsidiaries
         Schedule 8.01(f)     Conflicts
         Schedule 8.01(g)     Real Property
         Schedule 8.01(h)     Personal Property
         Schedule 8.01(i)     Intellectual Property
         Schedule 8.01(j)     Legal Proceedings
         Schedule 8.01(l)     Environmental
         Schedule 8.01(m)     Contracts
         Schedule 8.01(n)     Permits
         Schedule 8.01(o)     Liens
         Schedule 8.01(q)     Labor Relations
         Schedule 8.01(r)     Company's Employee Plans
         Schedule 8.01(s)     Taxes
         Schedule 8.01(t)     Warranties
         Schedule 8.01(v)     Insurance
         Schedule 8.01(w)     Changes
         Schedule 8.01(x)     Transactions with Affiliates
         Schedule 8.01(y)     Banking Matters
         Schedule 15.01(c)    Capital Expenditures for New Stores


Exhibits
--------

         Exhibit A    Form of Escrow Agreement
         Exhibit B    Form of Opinion of Kirkland & Ellis
         Exhibit C    Form of Opinion of Faegre & Benson LLP

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") made and entered into as of the 6th day of April, 2001, by and among WWT, INC., a Delaware corporation (the "Buyer"), WILSONS ACQUISITION CORPORATION, a Florida corporation (the "Buyer Subsidiary"), BENTLEY'S LUGGAGE CORP., a Florida corporation (the "Company"), each of the Persons listed on the signature pages hereto under the caption "SHAREHOLDERS" (collectively, the "Shareholders" and individually, a "Shareholder"), the owners of all of the issued and outstanding capital stock of the Company and, solely for the purpose of accepting the appointment as Shareholder Representative hereunder, BAIN CAPITAL, INC., a Delaware corporation (the "Shareholder Representative"). The Buyer, the Buyer Subsidiary, the Company and the Shareholders are referred to collectively herein as the "Parties".

                                    RECITALS

         WHEREAS, the Boards of Directors of Buyer, Buyer Subsidiary and the Company have approved this Agreement and the merger of Buyer Subsidiary with and into the Company (the "Merger") in accordance with this Agreement and the applicable provisions of the Florida Business Corporation Act ("FBCA"). In addition, this Agreement and the Merger have been approved by Buyer, as the sole stockholder of Buyer Subsidiary, and by the Shareholders, who constitute all of the record and beneficial owners of all of the outstanding capital stock of the Company, pursuant to the requirements of the FBCA.

         WHEREAS, subject to and on the terms and conditions contained herein, the Company, the Shareholders, the Buyer and the Buyer Subsidiary desire to effect the Merger and the other transactions contemplated hereby.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties do hereby agree as follows:

         1. DEFINED TERMS

         1.01. Accounting and Other Definitional Matters. For all purposes of this Agreement, except as otherwise expressly provided,

                  (a) The terms defined in this Section 1 have the meanings assigned to them in this Section 1 and include the plural as well as the singular,

                  (b) all accounting terms not otherwise defined in this Agreement have the meanings assigned under GAAP,

                  (c) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement,

                  (d) references to any Law or statute shall be deemed to include reference to any related amendments and regulations,

                  (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

                  (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to a particular Section or other subdivision.

         1.02 Certain Definitions.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "Affiliate" means, as to any Person, (a) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (b) with respect to the Company, any Shareholder and the spouse, siblings, ascendants or descendants of such Shareholder, and any Person directly or indirectly controlled by such Shareholder (or by one or more of the Shareholders, collectively). For purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that no Senior Lender shall be considered to "control" any Party for purposes of this definition.

         "Agreement" has the meaning provided therefor in the first paragraph of this instrument.

         "Articles of Merger" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Bank Liens" means any Liens related to the Company's Indebtedness under the Senior Credit Agreement.

         "Buyer" has the meaning provided therefor in the first paragraph of this Agreement.

         "Buyer Documents" has the meaning provided therefor in Section 9.01(a) of this Agreement.

         "Buyer Indemnitee" has the meaning provided therefor in Section 13.01(a) of this Agreement.

         "Buyer Objections" has the meaning provided therefor in Section 3.02.

         "Buyer Subsidiary" has the meaning provided therefor in the first paragraph of this Agreement.

         "Class A Common" means the Company's shares of Class A Common Stock, par value $.01 per share.

         "Class B Common" means the Company's shares of Class B Common Stock, par value $.01 per share.

         "Class L Common" means the Company's shares of Class L Common Stock, par value $.01 per share.

         "Closing" has the meaning provided therefor in Section 5 of this Agreement.

         "Closing Date" has the meaning provided therefor in Section 5 of this Agreement.

         "Closing Working Capital" shall have the meaning provided therefor in
Section 3.03.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Common Equity Amount" shall have the meaning provided therefor in
Section 2.06(a) of this Agreement.

         "Company" has the meaning provided therefor in the first paragraph of this Agreement.

         "Company Documents" has the meaning provided therefor in Section 8.01(a) of this Agreement.

         "Company Property" means all Real Property and all real property previously owned, leased, occupied, or otherwise operated by the Company or its Subsidiaries.

         "Company Stock" has the meaning provided therefor in Section 8.01(b) of this Agreement.

         "Company Tax Group" means (i) any "affiliated group" (as defined in
Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or (ii) any other group of corporations which, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company.

         "Consideration" has the meaning provided therefor in Section 2.05 of this Agreement.

         "Contract" means any contract, agreement, purchase order, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

         "Dissenting Shares" shall have the meaning provided therefor in Section
2.08 of this Agreement.

         "Effective Time" has the meaning provided therefor in Section 2.02 of this Agreement.

         "Employee Plan" means any written or unwritten plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA. An Employee Plan includes any of the above that covers any current or former employee of the Company or any of its Subsidiaries, or with respect to which there is any obligation to contribute or any liability on the part of the Company or any of its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Escrow Agent" has the meaning provided therefor in Section 4 of this Agreement.

         "Escrow Agreement" has the meaning provided therefor in Section 4 of this Agreement.

         "Escrow Funds" has the meaning provided for in Section 4 of this Agreement.

         "Financial Statements" has the meaning provided therefor in Section 8.01(u) of this Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination consistently applied.

         "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

         "Hazardous Materials" means any hazardous, toxic, radioactive, biohazardous or dangerous waste, substance or material defined as such in (or for purposes of) any Hazardous Materials Law, including without limitation petroleum products, asbestos and asbestos-containing products and materials, and polychlorinated biphenyls, but excluding normal quantities of products and substances which are customarily used in, or are incidental to the operation of an office, warehouse or retail store (including, by way of example only, janitorial and cleaning supplies, pesticides and chemical insect traps, and photocopier and laser printer toner), and which are used and kept in material compliance with applicable Hazardous Materials Laws.

         "Hazardous Materials Law" means any of the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (to the extent the foregoing have the force and effect of law) regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, biohazardous or dangerous waste, substance or materials, as the foregoing are enacted and in effect on or prior to the date hereof.

         "Indebtedness" means (a) all indebtedness of the Company and its Subsidiaries to lending institutions and all other indebtedness for borrowed money created, incurred or accrued by the Company and its Subsidiaries or guaranteed by the Company and its Subsidiaries or for which the Company and its Subsidiaries are otherwise liable or responsible (including an agreement to assume the indebtedness of others), (b) all indebtedness of the Company and its Subsidiaries under capital leases, (c) all amounts owing by the Company and its Subsidiaries under purchase money mortgages, indentures, deeds of trust or other purchase money liens or conditional sale or other title retention agreements,
(d) all indebtedness secured by any mortgage, indenture or deed of trust upon any of the assets of the Company and its Subsidiaries even though the Company and its Subsidiaries may not have assumed or become liable for the payment of such indebtedness, and (e) all obligations of the Company and its Subsidiaries with respect to interest rate swaps, currency swaps and similar obligations, including in each instance all principal, interest, prepayment penalties, fees, costs and expenses, but "Indebtedness" shall in no event include trade debt incurred in the ordinary course of business.

         "Indemnifying Party" has the meaning provided therefor in Section 13.08 of this Agreement.

         "Indemnitee" has the meaning provided therefor in Section 13.08 of this Agreement.

         "Independent Auditor" has the meaning provided therefor in Section 3.02 of this Agreement.

         "Intellectual Property" means all copyrights, patents (including all reissues, divisions, continuations and extensions thereof), patent applications, trademarks, Internet domain names, Internet protocol addresses, trade names, logos, industrial designs, trade styles, service marks, brands, product and service names and other source identifiers used in commerce, whether in connection with products or services, trade secrets and know-how, whether registered or unregistered, and all pending applications, licenses and good will for any of the foregoing.

         "Inventory" means all inventory and supplies, including without limitation all raw materials, finished goods, office and distribution supplies and all other materials and supplies on hand, whether located at any of the warehouses of the Company or its Subsidiaries, distribution centers, Stores or otherwise.

         "Knowledge" or "Knowledge of the Company" means the knowledge of David Veit, Patrick Webster, David Stahley, Curt Littlejohn, Mark Labay, Kenneth J. Young, Jorge Grau,

Kirt Mancuso and Steven Berg following a review of all appropriate books and records of the Company and its Subsidiaries.

         "Latest Balance Sheet" has the meaning provided therefor in Section 8.01(u) of this Agreement.

         "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or any Order, all as in effect on the date hereof.

         "Legal Proceeding" means any judicial, administrative or arbitral action, litigation, suit, proceeding (public or private), or governmental proceeding or investigation.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim on title, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any stockholder or similar agreement or encumbrance.

         "Losses" means injuries, damages, payments, assessments, liabilities, costs, penalties and expenses.

         "Material Adverse Change" means any material adverse change in the business, properties, results of operations, or financial condition of the Company and its Subsidiaries or their respective businesses, taken as a whole; provided that none of the following shall constitute a Material Adverse Change:
(i) any effect due to a disruption of the Company's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement (including any action taken as a result of such announcement by any landlord with respect to a Store Lease) or changes caused by the taking of any action required or specifically permitted under this Agreement; (ii) general changes in economic conditions or any changes affecting the industry in which the Company or its Subsidiaries operate; (iii) changes in United States or global financial markets or conditions; or (iv) any change in any Law or in GAAP or the interpretation thereof.

         "Material Adverse Effect", "Materially Adversely Affect" or related terms means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

         "Material Contract" has the meaning provided therefor in Section 8.01(m) of this Agreement.

         "Merger" has the meaning provided therefor in the first Recital of this Agreement.

         "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Per Share Common Equity Amount" shall have the meaning provided therefor in Section 2.07(a) of this Agreement.

         "Permit" means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority or any other Person.

         "Permitted Liens" means (a) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve or security deposit is established by the Company or its Subsidiaries therefor; (b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business for work or materials for which payment is not yet due and that are not material to the business, operations or financial condition of the property so encumbered; (c) zoning, entitlement and other land use and environmental regulations by Governmental Authorities, provided that such regulations have not been violated in any material respect; and (d) such other imperfections in title, charges, easements, restrictions and encumbrances which do not secure any Indebtedness and which do not materially detract from the value of or materially interfere with the present use of any parcel of Real Property or other asset subject thereto or affected thereby (including, without limitation, items 5, 6, 8 (but only with respect to the lien of taxes for the year 2001 and subsequent years), 9, 10, 11, 12 and 13 set forth on Schedule B of the Title Insurance Policy).

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

         "Preliminary Working Capital" has the meaning provided therefor in
Section 3.01.

         "Real Property" means all real property in which the Company or its Subsidiaries have an interest, whether as fee owner, lessee or otherwise.

         "Receivables" means all trade receivables, notes receivable, rights with respect to returned checks and receivables from loans and advances to employees of the Company or its Subsidiaries outstanding at the close of business on the Closing Date, including within the Receivables, but not limited to, all customer accounts receivable and all rights of the Company and its Subsidiaries to earned but unpaid rebates from its suppliers.

         "Representatives" shall mean, with respect to any Person, such Person's officers, employees, counsel, representatives, accountants and auditors.

         "Schedule" means a disclosure schedule provided by the Company and the Shareholders to Buyer pursuant to this Agreement.

         "Senior Credit Agreement" means that certain Credit Agreement dated as of July 14, 1998, as amended, among the Company, the lenders listed from time to time on Annex I thereto, and Bankers Trust Company, as Agent.

         "Senior Lenders" means Bankers Trust Company, as Agent and Lender, and Summit Bank (now known as Fleet National Bank), as Lender, under the Senior Credit Agreement.

         "Senior Lenders' Agent" means Bankers Trust Company.

         "Shareholder Documents" has the meaning provided therefor in Section 8.02(c).

         "Shareholder Representative" has the meaning provided therefor in the first paragraph of this Agreement.

         "Shareholder Indemnitee" has the meaning provided therefor in Section
13.04 of this Agreement.

         "Shareholders" has the meaning provided therefor in the first paragraph of this Agreement.

         "Shareholders' Transaction Expenses" means (i) fees and expenses incurred by the Shareholders, the Company, and their respective Affiliates (including without limitation fees and expenses of legal counsel, accountants and other consultants and the fees and expenses of the financial advisors named in Section 8.01(p)) in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) all severance and consulting payments remaining to be paid to William McFarlane, all of which shall be payable at the Closing in accordance with Section 2.06 below.

         "Special Claims" has the meaning provided therefor in Section 13.03 of this Agreement.

         "Store" means a retail store that is open for business and being operated by the Company or its Subsidiaries.

         "Store Leases" has the meaning provided therefor in Section 8.01(g) of this Agreement.

         "Stockholder Agreement" means that certain Stockholders Agreement by and among the Company, Bain Capital Fund VI, L.P., BCIP Trust Associates II, BCIP Trust Associates II-B, BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, Randolph Street Partners II, Kenneth J. Young and William McFarlane dated as of July 14, 1998.

         "Subsidiary" means, when used with reference to any Person, any other Person of which a majority of the outstanding voting securities are owned directly or indirectly by such Person.

         "Surviving Corporation" has the meaning provided therefor in Section
2.01 of this Agreement.

         "Surviving Corporation Common Stock" shall have the meaning provided therefor in Section 2.07(e) of this Agreement.

         "Tax" or "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added or minimum tax, or any other tax, custom, duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority.

         "Tax Loss" has the meaning provided therefor in Section 13.01(a) of this Agreement.

         "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated tax.

         "Title Insurance Policy" shall mean that certain Owner's Policy of Title Insurance, issued by First American Title Insurance Company on August 5, 1998, effective as of July 16, 1998, as Policy No. FA-35 171511.

         "Working Capital" has the meaning provided therefore in Section 3.01 of this Agreement.

         2. THE MERGER

         2.01 Merger. At the Effective Time and in accordance with the terms of this Agreement and the FBCA, Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). At the Effective Time, the Merger shall have the other effects provided in the applicable provisions of the FBCA.

         2.02 Effective Time of the Merger. Concurrently with the Closing, the Parties shall file articles of merger (the "Articles of Merger"), executed in accordance with the applicable provisions of the FBCA, and shall make all other filings or recordings required under the FBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Florida Secretary of State in accordance with the FBCA or such later time as may be specified in the Articles of Merger. The term "Effective Time" shall mean the date and time when the Merger becomes effective.

         2.03 Articles of Incorporation and By-Laws of the Surviving Corporation. The Articles of Incorporation of the Buyer Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, provided that the name of the Surviving Corporation set forth in Article First shall be changed to "Bentley's Luggage Corp.," until further amended in accordance with the laws of the State of Florida and such Articles of Incorporation. The By-laws of Buyer Subsidiary in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Florida, the Articles of Incorporation of the Surviving Corporation and such By-laws.

         2.04 Board of Directors and Officers of the Surviving Corporation. The directors of Buyer Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or By-Laws of the Surviving Corporation. The officers of Buyer Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

         2.05 Consideration. The aggregate consideration to be paid by the Buyer to consummate the Merger (the "Consideration") shall be equal to (a) $34,000,000 (comprised of the payments made to the applicable persons as set forth in Section 2.06 below), minus, (b) the amount, if any, by which Closing Working Capital is less than $10,215,000.

         2.06 Payment of Consideration. On the Closing Date, Buyer shall (or shall cause the Buyer Subsidiary to) pay the Consideration as follows:

                  (a) pay to the Shareholder Representative by wire transfer of immediately available funds to an account designated by the Shareholder Representative an aggregate amount of One Hundred Dollars ($100.00) (the "Common Equity Amount");

                  (b) pay to the Senior Lenders by wire transfer of immediately available funds to an account or accounts designated by the Senior Lenders an amount equal to (i) $31,249,900 less (ii) the Shareholders' Transaction Expenses, as set forth in a written statement provided by the Shareholder Representative and the Senior Lenders' Agent to the Buyer prior to Closing in an aggregate amount not to exceed $2,000,000;

                  (c) pay the Shareholders' Transaction Expenses in an aggregate amount not to exceed $2,000,000 by wire transfer of immediately available funds in the amounts set forth in the written instructions provided by the Shareholder Representative to the Buyer; and

                  (d) in accordance with Section 4, deposit $2,750,000 with the Escrow Agent pursuant to the Escrow Agreement.

Except for the payment to the Shareholder Representative referred to in Section 2.06(a), neither the Shareholder Representative nor any holder of Company Stock shall be entitled to receive any portion of the Consideration.

         2.07 Conversion of Securities. Subject to Section 2.10, at the Effective Time, by virtue of the Merger and without any action on the part of the Buyer or the Surviving Corporation, or the holders of any of the following securities:

                  (a) Each share of Class L Common and Class B Common issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Class L Common and Class B Common held of record by Buyer or Buyer Subsidiary or by the Company or any Subsidiary of the Company immediately prior to the Effective Time), shall be converted into and represent the right to receive an amount of cash equal to (A) the Common Equity

         Amount divided by (B) the aggregate number of shares of Class L Common and Class B Common issued and outstanding as of the Effective Time (the "Per Share Common Equity Amount").

                  (b) Each share of Class A Common issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment shall be made with respect to such shares.

                  (c) Each share of Class L Common and Class B Common held of record by Buyer or Buyer Subsidiary or by the Company and any Subsidiary of the Company shall be cancelled and cease to exist, and no payment shall be made with respect to such shares.

                  (d) Each Dissenting Share shall be converted into the right to receive an amount equal to the fair value thereof determined in accordance with Sections 607.1301, 1302 and 1320 of the FBCA.

                  (e) Each share of common stock of Buyer Subsidiary issued and outstanding as of the Effective Time shall automatically be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"), which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation as of the Effective Time. From and after the Effective Time, each outstanding certificate previously representing shares of common stock of Buyer Subsidiary shall be deemed for all purposes to evidence ownership and to represent the same number of shares of Surviving Corporation Common Stock.

         2.08 Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, Company Stock that is outstanding immediately prior to the Effective Time and which is held by stockholders who shall have perfected such stockholders' dissenter's rights to receive payment in accordance with
Section 607.1320 of the FBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Per Share Common Equity Amount. To the extent required under Section 607.1320 of the FBCA, such stockholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section
607.1320 of the FBCA, except that all Dissenting Shares held by stockholders who shall have failed to perfect their dissenter's rights under Section 607.1320 of the FCBA or who effectively shall have withdrawn or lost their dissenter's rights under such law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Common Equity Amount, without any interest thereon. The Company shall give prompt notice to Buyer of each demand received by the Company under
Section 607.1320 of the FCBA, and Buyer shall have the right to participate in negotiations and proceedings regarding each such demand. The Company shall not, except with the prior written consent of Buyer, settle or make any payment regarding any such demand. Each Person holding of record or beneficially owning Dissenting Shares who becomes entitled under Section 607.1320 of the FBCA and this Section 2.08 to payment of the fair value of such Dissenting Shares (and any other payments required by Section 607.1320 of the FBCA) shall receive payment therefor from the Surviving Corporation as provided in Section 607.1320 after surrender to the Company by such holder of the certificate or certificates representing such Dissenting Shares.

         2.09 Payment of Cash for Company Securities and Other Rights.

                  (a) At and after the Effective Time, each holder of a certificate or certificates representing shares of Class L Common or Class B Common converted at the Effective Time which are not Dissenting Shares may surrender such certificate or certificates to the Company, to effect the conversion of such certificate or certificates on such holder's behalf. Until so surrendered and converted, each outstanding certificate which, prior to the Effective Time, represented such shares of Class L Common or Class B Common which are not Dissenting Shares shall be deemed to represent and evidence only the right to receive the Per Share Common Equity Amount to be paid therefor as set forth in this
         Section 2.09 and, until such surrender and conversion, no cash shall be paid to the holder of such outstanding certificate in respect thereof. After surrender to the Company of any certificate which, prior to the Effective Time, shall have represented shares of Class L Common or Class B Common and delivery of any documents required by Section 2.09(b) hereof, the Shareholder Representative shall distribute to the Person in whose name the certificate shall have been registered, by wire transfer of immediately available funds, an amount equal to the product of (x) the Per Share Common Equity Amount multiplied by (y) the number of shares of Class L Common or Class B Common represented by the certificate.

                  (b) If payment of cash is to be made to a Person other than the Person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the Person requesting such payment shall pay to the Company any transfer and other taxes required by reason of such payment in any name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  (c) No interest shall accrue or be payable with respect to any amounts which a holder of shares of Class L Common or Class B Common shall be so entitled to receive. The Shareholder Representative shall be authorized to pay the cash attributable to any certificate previously issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Class L Common or Class B Common represented thereby and of appropriate indemnification of the Company.

         2.10 No Further Rights or Transfers. At the Effective Time, all shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Company Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a stockholder with respect to the shares of Company Stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided pursuant to Section 2.07(a) hereof or to preserve and perfect such holder's right to receive payment for such holder's shares pursuant to Section 607.1320 of the FBCA and Section 2.08 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         3. POST-CLOSING WORKING CAPITAL ADJUSTMENT

         3.01 Preliminary Working Capital. Within 60 days after the Closing Date, the Shareholder Representative shall deliver to the Buyer and the Senior Lenders' Agent a balance sheet for the Company as of the Closing Date, which shall reflect the Company's Working Capital as of the Closing Date ("Preliminary Working Capital"). The Shareholder Representative and its accountants shall provide the Buyer and its accountants updates regarding the status of the preparation of the balance sheet at least weekly and permit the Buyer and its accountants to review any issues with Shareholder Representative and its accountants. For purposes of this Agreement, "Working Capital" shall mean all cash, cash equivalents, short term investments, accounts receivable (excluding any accounts receivable aged more than 90 days), inventory, prepaid expenses and other current assets (excluding any current or deferred Tax accounts), less accounts payable and accrued expenses (other than accrued interest and the current portion of any Indebtedness to be repaid on the Closing Date pursuant to
Section 15.06), all determined in accordance with GAAP and the Company's past practices (to the extent not contrary to GAAP).

         3.02 Buyer's Objections; Independent Auditor. The Shareholder Representative and its agents will make available to the Buyer and its agents all records and work papers used in preparing the Preliminary Working Capital and such other information as the Buyer and its agents may reasonably request. If the Buyer has any good faith objection to the determination of the Preliminary Working Capital, the Buyer must deliver to the Shareholder Representative and the Senior Lenders' Agent within 45 days after delivery of the balance sheet referred to in Section 3.01 above, a written statement describing such objections thereto in reasonable detail ("Buyer Objections"). If Buyer fails to deliver such written statement within such 45 day period, the Shareholder Representative's calculation of Preliminary Working Capital will be final, binding and non-appealable upon each of the Parties hereto. The Shareholder Representative and the Senior Lenders' Agent, on the one hand, and Buyer, on the other hand, shall negotiate in good faith to resolve any such objections, but if they do not reach a resolution within 10 days after delivery of the Buyer's Objections, the Shareholder Representative and the Senior Lenders' Agent, on the one hand, and Buyer, on the other hand, shall submit any such unresolved disputes to a mutually agreeable independent auditor (the "Independent Auditor") for resolution, whose costs shall be paid solely out of the Escrow Funds. If the Shareholder Representative and the Senior Lenders' Agent, on the one hand, and Buyer, on the other hand, are unable to agree upon an Independent Auditor, the Independent Auditor shall be selected by lot from among the "Big Five" public accounting firms, excluding the Company's and the Buyer's regularly retained public accounting firms.

         3.03 Closing Working Capital. The Shareholder Representative and the Senior Lenders' Agent, on the one hand, and Buyer, on the other hand, shall instruct the Independent Auditor to resolve all disagreements over the calculation of the Preliminary Working Capital no later than 30 days after submission of the disputes to the Independent Auditor, whose determination thereof shall be final, binding and non-appealable upon the parties hereto. The Shareholder Representative and the Senior Lenders' Agent, on the one hand, and Buyer, on the other hand, and their respective agents shall cooperate with the Independent Auditor during its engagement, and the Independent Auditor may utilize all records and work papers which the Independent Auditor shall determine necessary or appropriate. The final determination of Working Capital as of the Closing Date is referred to herein as the "Closing Working Capital".

         3.04 Working Capital Adjustment. If the Closing Working Capital is less than $10,215,000, the Buyer shall be entitled to reimbursement of such shortfall out of the Escrow Funds pursuant to the Escrow Agreement. Buyer's sole recourse for such shortfall shall be to be reimbursed from the Escrow Funds as more fully set forth in the Escrow Agreement and there shall be no further recourse against any Person for such shortfall to the extent the Escrow Funds are insufficient to fund such shortfall. Any amounts payable pursuant to this Section 3.04 shall be paid in immediately available funds, within five (5) days after the Closing Working Capital is finally determined pursuant to this Section 3.

         4. ESCROW

         At Closing, Buyer shall deposit Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (maintained and reduced as provided in the Escrow Agreement, the "Escrow Funds") with First Union National Bank (the "Escrow Agent") under an Escrow Agreement in substantially the form attached hereto as Exhibit A, but such Escrow Agreement shall include such additional changes as shall be requested by the Escrow Agent with respect to the Escrow Agent's obligations, liabilities and responsibilities and shall be approved by the Shareholders and Buyer (the "Escrow Agreement"). The Escrow Funds shall remain deposited with the Escrow Agent and shall be subject to and payable in accordance with the terms of the Escrow Agreement and this Agreement.

         5. CLOSING DATE

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Faegre & Benson LLP in Minneapolis, Minnesota at 10:00 a.m. on April 13, 2001, or on such other date or at such other time or other place on such date as the parties may agree upon in writing at least one (1) business day prior to such date (the "Closing Date").

         6. DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS

         Subject to the conditions contained in this Agreement, the Company and the Shareholders agree to execute and/or deliver to Buyer at the Closing the following documents:

                  (a) the Escrow Agreement, duly executed by the Shareholder Representative and the Senior Lenders' Agent;

                  (b) the opinion of counsel referred to in Section 10.01(g) hereof;

                  (c) the certificate referred to in Section 10.01(d) hereof;

                  (d) the stock certificates evidencing the Company Stock; and

                  (e) any other certificates and documents reasonably requested by Buyer and its counsel.

         7. DELIVERIES BY BUYER AND BUYER SUBSIDIARY

         Subject to the conditions contained in this Agreement:

                  (a) Buyer and Buyer Subsidiary agree to execute and/or deliver to the Company and the Shareholders at the Closing the following documents:

                           (i) the Escrow Agreement, duly executed by the Buyer;

                           (ii) the certificate referred to in Section 11.01(c)
                  hereof;

                           (iii) the opinion of counsel referred to in Section
                  11.01(e) hereof; and

                           (iv) any other certificates and documents reasonably
                  requested by the Shareholders and their counsel; and

                  (b) Buyer agrees to pay the Consideration at the Closing in accordance with Section 2.06 and 2.09 hereof.

         8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         8.01 Representations and Warranties Relating to the Company. The Company hereby represents and warrants to Buyer and Buyer Subsidiary that the statements contained in this Section 8.01 are correct and complete as of the date of this Agreement, except as set forth in the Schedules delivered by the Company to Buyer on the date hereof and as supplemented in accordance with the provisions of this Agreement.

                  (a) Organization, Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified or licensed to do business as a foreign corporation in each jurisdiction where the operation of its business or ownership of its assets makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business is listed in Schedule 8.01(a). The Company has the corporate power and authority to own its properties, to carry on its business as now being conducted by it, and to execute, deliver and perform this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated hereby and thereby (all such other agreements, documents, instruments or certificates being collectively referred to as the "Company Documents").

                  (b) Capitalization of the Company. The entire authorized capital stock of the Company consists of 2,000,000 shares of Class L Common, 25,000,000 shares of Class A Common and 200,000 shares of Class B Common (collectively, "Company Stock"), of which 1,000,000 shares of Class L Common and 9,000,000 shares of Class A Common are issued and outstanding. Schedule 8.01(b) accurately sets forth the name and number of shares of capital stock held by each of the Shareholders. All of the shares of Company Stock issued and outstanding have been duly and validly authorized and issued and are fully paid and nonassessable. Upon giving effect to the amounts to be paid hereunder to the holders of Class B Common and Class L Common at the Effective Time, such holders will not have received the entire amount of the "Unpaid Yield", as defined in the Articles of Incorporation of the Company. Except as set forth on Schedule 8.01(b), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company. All options listed on
         Schedule 8.01(b) which are unexercised at the Effective Time will be cancelled at the Effective Time as a result of the Merger without the payment of any consideration by the Company. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Except for the Stockholder Agreement or as set forth in Schedule 8.01(b), there is no outstanding agreement, restriction or encumbrance to which the Company or any of its Subsidiaries is a party or by which any of them is bound (such as a right of first refusal, right of first offer, option, voting trust, proxy, power of attorney or the like) with respect to the acquisition, disposition or voting of the shares of Company Stock issued and outstanding.

                  (c) Subsidiaries. Schedule 8.01(c) sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company owns all of the outstanding shares of each Subsidiary of the Company, free and clear of any agreements, liens or encumbrances or other restrictions other than the Bank Liens and restrictions imposed by federal and state securities laws. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of any of the Company's Subsidiaries. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company. There is no outstanding agreement, restriction or encumbrance, other than the Senior Credit Agreement and the Bank Liens, to which the Company or any of its Subsidiaries are a party or by which any of them are bound (such as a right of first refusal, right of first offer, option, voting trust, proxy, power of attorney or the like) with respect to the acquisition, disposition or voting of the shares of capital stock of any of the Company's Subsidiaries. None of the Company and its Subsidiaries controls, directly or indirectly, or has any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Subsidiary of the Company.

                  (d) Authority. The execution, delivery and performance by the Company of this Agreement and the Company Documents, and the transactions contemplated herein and therein, have been duly and effectively authorized by all necessary and required corporate action of the Company. The Shareholders have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, in accordance with and as required by Law, including without limitation, the FBCA, and the Company's charter and by-laws.

                  (e) Due Execution. This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Upon due execution and delivery by the Company at the Closing of the Company Documents, each such agreement or instrument will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (f) No Conflict. Except as provided in Schedule 8.01(f) and except to the extent provided in any Store Lease (as to which the Company makes no separate representation or warranty), the execution, delivery and performance by the Company of this Agreement and the Company Documents, do not and will not violate, conflict with, result in a breach or termination of, or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under), or require a notice or consent under, or result in the creation of any Lien under, or result in any penalty or additional payment obligations or the acceleration of any obligations under, (i) the charter or bylaws, as amended to date, of the Company or any of its Subsidiaries, (ii) any note, agreement, contract, license, instrument, mortgage, deed of trust, lease or other obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound, (iii) any Permit or any Order of any Governmental Authority or other authority applicable to the Company or any of its Subsidiaries or any of their respective assets, or (iv) any Law or rule or regulation of any authority applicable to the Company or any of its Subsidiaries or any of their respective assets, except in the case of any of clauses
         (ii), (iii) or (iv) where any such consequences would not have a Material Adverse Effect.

                  (g) Real Property. Schedule 8.01(g) contains a list of all Real Property owned by the Company and its Subsidiaries and leases pursuant to which the Company and its Subsidiaries lease Real Property (such leases being referred to as "Store Leases"). Except as set forth in Schedule 8.01(g), there are no current or pending special assessments against any parcel of Real Property. None of the Company or any of its Subsidiaries have granted to any Person any right of first refusal, right of first opportunity, option or similar rights to purchase the Company's or its Subsidiaries' leasehold or fee estate in any parcel of Real Property. To the Knowledge of the Company, none of the Company or any of its Subsidiaries have received notice from any insurance company that it will require alteration of the Real Property for continuance of a policy insuring the Real Property or the maintenance of rates with respect thereto nor have they entered into any, and to the Knowledge of the Company, there is no, development agreement or other obligation that limits the Company's or its Subsidiaries' ability to protest taxes, fixes minimum taxes or requires continued business operations. Except with respect to Hazardous Material Laws, as to which separate representations and warranties are made in Section 8.01(l), to the Knowledge of the Company, the Real Property of the Company and its Subsidiaries is in compliance with all applicable federal, state and local Laws, and all applicable insurance requirements, including, but not limited to, Laws pertaining to zoning matters, except, in each case and in the aggregate, where the failure of the Real Property to be in compliance would not have a Material Adverse Effect. Except as set forth in Schedule 8.01(g), the buildings and improvements constituting a part of the owned Real Property do not rely on any facilities (other than the facilities of the public utility and community water and sewer companies) not located on the land to fulfill any zoning or building code. There are no pending or, to the Knowledge of the Company, threatened actions or proceedings regarding condemnation or other eminent domain actions or proceedings with respect to any parcel of Real Property, or any part or parts thereof. Except for the Real Property listed on Schedule 8.01(g) and public roads, no real property is regularly used by the Company or any of its Subsidiaries in the operation of the their respective businesses.

                  (h) Personal Property. The Company owns, subject to any Permitted Liens and Liens listed on Schedule 8.01(o) all of the personal property shown in the Latest Balance Sheet (except for assets sold after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice). Schedule 8.01(h) hereto correctly lists and describes all leases pursuant to which the Company or any of its Subsidiaries leases any personal property used in their respective businesses where the lease involves expenditures by the Company or any of its Subsidiaries in excess of $25,000 per annum.

                  (i) Intellectual Property.

                           (i) Schedule 8.01(i) sets forth a complete and
                  correct list of: (i) patented, registered, or applied for Intellectual Property owned by the Company or any of its Subsidiaries; (ii) all trade names and material unregistered trademarks, owned or licensed for use by the Company or any of its Subsidiaries; (iii) all material licenses or other material agreements to which the Company or any of its Subsidiaries is a party, either as licensee or licensor, for Intellectual Property.

                           (ii) Except as set forth on Schedule 8.01(i), (A) the
                  Company and its Subsidiaries own all right, title, and interest, freely transferable and free of any licenses, claims or restrictions of others other than Permitted Liens and Liens listed on Schedule 8.01(o), in and to, or otherwise have the right to use, the Intellectual Property necessary for the operation of the business of the Company and its Subsidiaries as currently conducted; (B) neither the Company, nor any of its Subsidiaries, has received any written notice of invalidity, infringement, or misappropriation from any third party with respect to any such Intellectual Property; (C) to the Knowledge of the Company, neither the

                  Company, nor any of its Subsidiaries, has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of any third parties;
                  (D) to the Knowledge of the Company, no third party has materially interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of the Company or any of its Subsidiaries; (E) all patented, registered, or applied for Intellectual Property has been properly maintained and renewed in accordance with all applicable legal requirements, and are currently in force; and
                  (F) no licensing fees, royalties or payments are due and payable by the Company or any of its Subsidiaries for any Intellectual Property. No licenses or other similar rights have been granted by the Company or any of its Subsidiaries, and neither the Company, nor any of its Subsidiaries, has an obligation to grant any licenses or other similar rights, with respect to any Intellectual Property.

                           (iii) The transactions contemplated by this Agreement
                  will have no Material Adverse Effect on the Company's or any of its Subsidiaries' right, title, and interest in and to any of their Intellectual Property. Except as set forth in
                  Schedule 8.01(i), the Company and its Subsidiaries have taken all commercially reasonable actions to maintain and protect their Intellectual Property. All independent contractors who are currently participating in the creation or development of any portion of the Intellectual Property have executed an agreement with the Company or one of its Subsidiaries assigning all right, title and interest in such portion of the Intellectual Property to the Company or one of its Subsidiaries. Except for such actions as would not have a Material Adverse Effect, neither the Company, nor any of its Subsidiaries, has caused any of the Intellectual Property to enter the public domain, or has taken any action which has in any way affected their ownership (subject to Permitted Liens and the Liens listed on Schedule 8.01(o)) of any portion of the Intellectual Property.

                  (j) Legal Proceedings. Except as disclosed on Schedule 8.01(j), there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of the assets of the Company and its Subsidiaries (and, to the Knowledge of the Company, no material claim has been asserted against the Company or any of its Subsidiaries, or any of the assets of the Company and its Subsidiaries). None of the Company, its Subsidiaries, or any of their assets are subject to any judicial or administrative Order with respect to the use, occupancy or right to operate the business of the Company or any of its Subsidiaries or the consummation of the Merger or which would have a Material Adverse Effect.

                  (k) Notices. To the Knowledge of the Company, no written notices have been issued and served upon the Company or any of its Subsidiaries or the Shareholders by any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their assets ordering them to make any alterations or repairs to any of their assets alleged by such Governmental Authority to be required by any Law, or to correct any condition of such assets alleged by such Governmental Authority not to comply with any Law, which have not been made or corrected.

                  (l) Environmental Matters. Except as disclosed on Schedule 8.01(l):

                           (i) The Real Property is in compliance with all
                  Hazardous Materials Laws in all material respects.

                           (ii) The Company and its Subsidiaries have not
                  generated, handled, released, threatened to release, transported, stored, used or disposed of any Hazardous Materials, at any time, at, on, in, under, to or from any of the Real Property in such amounts as to give rise to any remedial obligation under Hazardous Materials Laws.

                           (iii) To the Knowledge of the Company, neither the
                  Company nor any of its Subsidiaries has received any written notice, that any other Person has generated, handled, released, threatened to release, transported, stored, used or disposed of any Hazardous Materials, at any time, at, on, in, under, to or from any of the Real Property.

                           (iv) To the Knowledge of the Company, neither the
                  Company nor any of its Subsidiaries has received any written notice, of any violation of any Hazardous Materials Law by the Company or any of its Subsidiaries.

                  (m) Contracts. Except for the leases listed on Schedule 8.01(g) or Schedule 8.01(h), the licenses and other Contracts listed on
         Schedule 8.01(i) and the other Contracts listed on Schedule 8.01(m) attached hereto (such leases and all such other Contracts, collectively, the "Material Contracts"), neither the Company nor any of its Subsidiaries is a party to or bound by, and none of their assets are bound by or subject to, any written or oral:

                           (i) agreement for the sale of any assets other than
                  Inventory in the ordinary course of business consistent with past practice;

                           (ii) non-competition or other agreement restricting
                  the conduct of the business of the Company or any of its Subsidiaries;

                           (iii) agreement which contains any provisions
                  requiring the Company or any of its Subsidiaries to indemnify or act as guarantor for any other person or entity or to reimburse any maker of a letter of credit or banker's acceptance, or any endorsement by the Company or any of its Subsidiaries of any promissory note or bill of exchange, other than endorsements for collection made in the ordinary course of business;

                           (iv) agreement, note, debenture, mortgage, indenture,
                  deed of trust, security agreement, capitalized lease or other instrument evidencing or securing Indebtedness or any sale-leaseback arrangement pertaining to any real property or equipment used in the business of the Company or any of its Subsidiaries;

                           (v) partnership or joint venture agreement or similar
                  agreement;

                           (vi) agreement, other than with respect to the sale
                  of Inventory in the ordinary course of business consistent with past practice, granting any person or entity any lease, sublease, license or other interest, legal or equitable, in any of the assets of the Company or any of its Subsidiaries;

                           (vii) agreement with any Affiliate of the Company or
                  any of its Subsidiaries;

                           (viii) franchise, distributorship or sales agency
                  agreement;

                           (ix) agreement with any supplier for the purchase or
                  sale of raw materials, supplies or products (excluding any purchase order entered into in the ordinary course of business on an order-by-order basis, unless the terms of delivery thereunder are three months or more or the amount thereof exceeds $200,000), or with any distributor, broker or agent;

                           (x) agreement for the sale of products with any
                  customer (excluding any purchase order entered into in the ordinary course of business on an order-by-order basis, unless the terms of delivery thereunder are three months or more or the amount thereof exceeds $50,000);

                           (xi) leases of real property by the Company or any of
                  its Subsidiaries or any lease of tangible personal property by the Company or any of its Subsidiaries if the lease of tangible personal property involves expenditures by the Company or any of its Subsidiaries in excess of $25,000 per year;

                           (xii) agreement for capital expenditures in excess of
                  $10,000 in the aggregate for all such agreements;

                           (xiii) contract for advertising, marketing or
                  promotional services in excess of $25,000 in the aggregate;

                           (xiv) material agreement (either as licensor or
                  licensee or in any similar capacity) to pay or receive any royalty or license fee or any other material agreement (as licensor or licensee or in any similar capacity) to license any Intellectual Property;

                           (xv) employment (exclusive of employment at will
                  without written agreement) or consulting agreement; or

                           (xvi) any other Contract not capable of being fully
                  performed or not terminable without penalty in excess of $50,000 within a period of 90 days.

         A copy of each Material Contract, true, correct and complete in all material respects, has been delivered to Buyer or made available to Buyer. Except as set forth on Schedule 8.01(g), 8.01(h), 8.01(i) or 8.01(m), no Material Contract is oral. Each Material Contract is valid, binding and in full force and effect (subject, as to enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles). Neither the Company nor any of its Subsidiaries has received any prepayments under any Material Contract; and, except as set forth on Schedule 8.01(g), 8.01(h), 8.01(i) or 8.01(m), there are no material defaults under, or events which with due notice or lapse of time, or both, would constitute material defaults under, any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto. Except as set forth on Schedule 8.01(g), 8.01(h), 8.01(i) or 8.01(m), no previous or current party to any Material Contract has given notice to the Company, or any of its Subsidiaries, of or made a claim against the Company or any of its Subsidiaries with respect to any material breach or default thereunder which has not been cured. Except as set forth on Schedule 8.01(g), 8.01(h), 8.01(i) and 8.01(m), neither the Company nor any of its Subsidiaries has received any notice from any party to any Material Contract that such party currently intends to terminate or to refuse to renew any such Material Contract or currently intends to exercise any right or option to increase the annual rent or other amounts payable thereunder. Except as set forth on
         Schedule 8.01(g), 8.01(h), 8.01(i) and 8.01(m), neither the Company nor any of its Subsidiaries have waived or assigned any of their rights under any of the Material Contracts.

                  (n) Compliance with Laws. Schedule 8.01(n) correctly describes all material Permits granted to or obtained by the Company or any of its Subsidiaries in connection with the use or occupancy of any parcel of Real Property or the operation of the business of the Company or any of its Subsidiaries. Except as set forth on Schedule 8.01(n), no Permits are required by Law or otherwise necessary for the proper operation of the business of the Company or any of its Subsidiaries in the manner in which they have been operated by the Seller or to permit the lawful use and occupancy of any parcel of Real Property or the lawful use of any other assets of the Company or any of its Subsidiaries in the manner in which they have been used by the Company or its Subsidiaries except, in each case and in the aggregate, for such Permits the absence of which would not have a Material Adverse Effect. All of such Permits are in full force and effect, and to the Knowledge of the Company, no action to terminate any such Permit is pending or threatened by any governmental official, agency, instrumentality or other authority or other party. Except with respect to environmental matters and Real Property, as to which separate representations and warranties are made in Section 8.01(l) and 8.01(g), respectively, neither the Company nor any of its Subsidiaries is in violation of any Law concerning the business of the Company or any of its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect.

                  (o) Title; Sufficiency of Assets. Except as set forth on
         Schedule 8.01(o), all of the assets owned by the Company and its Subsidiaries are free and clear of all Liens other than Permitted Liens. The assets owned and leased by the Company and its Subsidiaries on the Closing Date comprise all of the material assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, necessary to, or used by the Company and its Subsidiaries in, the operation of their respective businesses as currently conducted.

                  (p) Brokers; Finders. Except as set forth in the succeeding sentence, neither the Company nor any of its Subsidiaries are under any commitment or obligation to any broker or agent whereby a finder's, brokerage or middleman's commission is payable or whereby any claim therefor may be validly made with respect to the transactions contemplated by this Agreement. The Company has retained Joseph E. Anton, Incorporated as its agent for the consummation of the Merger and is solely responsible for any fees and expenses payable to such agent (which fees and expenses shall constitute Shareholder Transaction Expenses).

                  (q) Employee and Labor Relations.

                           (i) Neither the Company nor any of its Subsidiaries
                  is a party to any collective bargaining agreement or contract with any labor union. There are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of the Company, attempting to represent, any employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending or threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

                           (ii) There are no (A) strikes, work stoppages,
                  slowdowns, lockouts or arbitrations or (B) material grievances or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

                           (iii) Except as set forth on Schedule 8.01(q) hereto,
                  there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment by the Company or any of its Subsidiaries of any individual, including any claim relating to employment discrimination, the ADA, equal pay, employee safety and health, wages and hours or workers' compensation.

                           (iv) Hours worked by and payments made to employees
                  of the Company and its Subsidiaries have not been in violation of the federal Fair Labor Standards Act or any other Law dealing with such matters except for violations that would not in the aggregate have a Material Adverse Effect.

                           (v) The Company and its Subsidiaries are in
                  compliance with all Laws and Orders relating to the employment of their employees, including all such Laws and Orders relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, safety and health, workers' compensation, pay equity, the ADA and the collection and payment of withholding and/or social security Taxes and similar Taxes, other than non-compliance that would not in the aggregate have a Material Adverse Effect.

                           (vi) Except as set forth on Schedule 8.01(q), neither
                  the Company nor any of its Subsidiaries is a contractor or subcontractor with obligations under any federal, state or local government contracts.

                  (r) Employee Benefits.

                           (i) Each Employee Plan is identified on Schedule
                  8.01(r).

                           (ii) True, correct and complete copies of the
                  following have been delivered to Buyer with respect to each Employee Plan (to the extent applicable): (A) any plan documents and related trust documents, and all amendments and proposed amendments thereto, (B) the three most recent Forms 5500 and schedules thereto, (C) the most recent Internal Revenue Service determination letter, (D) the most recent summary plan description and any subsequent summaries of any material modification, (E) written descriptions of all non-written Employee Plans, (F) any fiduciary liability policy or policy rider maintained by the Company or any Subsidiary with respect to any Employee Plan, and (G) any report of any compliance audit with respect to any Employee Plan.

                           (iii) Neither the Company nor any ERISA Affiliate
                  maintains or has an obligation to contribute to (or within the past six years has maintained or has had an obligation to contribute to) any of the following (A) any "multiemployer plan" as defined in Section 3(37) of ERISA, (B) any defined benefit plan as defined in Section 3(35) of ERISA, or (C) any voluntary employees beneficiary association as defined in
                  Section 501(c)(9) of the Internal Revenue Code. For purposes of this subsection (s), an "ERISA Affiliate" is any business entity that is required to be aggregated and treated as one employer with the Company under Section 414(b), (c), (m) or
                  (o) of the Code.

                           (iv) Except as disclosed in Schedule 8.01(r), each
                  Employee Plan complies in form and operation in all materials respects with all applicable laws, including ERISA and the Code, and no event has occurred that could subject the Company or any Subsidiary to any material liability under ERISA, the Code or any other applicable law with respect to any Employee Plan (including any liability under any indemnification running to any third party from the Company or a Subsidiary).

                           (v) Except as disclosed in Schedule 8.01(r), all
                  contributions, premiums and payments due from the Company or its Subsidiaries to date have been timely paid and all amounts properly accrued to date or as of the Closing Date as liabilities of the Company or its Subsidiaries (directly or indirectly) which have not been paid have been and will be properly recorded on the books of the Company.

                           (vi) No Employee Plan is under audit or is the
                  subject of any investigation by any governmental agency, nor, to the Knowledge of the Company, is any such audit or investigation threatened. No Legal Proceedings (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened with respect to any Employee Plan. No filing is pending with respect to any Employee Plan under any voluntary compliance program of the Internal Revenue Service, the Department of Labor or any other governmental agency.

                           (vii) The transactions contemplated by this Agreement
                  will not result in the payment or series of payments by the Company or its Subsidiaries to any person of an

                  "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which is not deductible for federal income tax purposes under the Code.

                           (viii) Except as set forth in Schedule 8.01(r), the
                  consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (A) entitle any person to any benefit under any Employee Plan, or (B) accelerate the time of payment or vesting, or increase the amount, of any compensation or benefit due to any person under an Employee Plan.

                           (ix) Except as set forth on Schedule 8.01(r), neither
                  the Company nor any of its Subsidiaries has any liability with respect to any obligation to provide benefits, including death or medical benefits (whether or not insured), with respect to any person beyond his or her retirement or other termination of service other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code (or any similar law),
                  (B) retirement or death benefits under any employee pension plan, (C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise,
                  (D) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiaries, or (E) benefits in the nature of severance pay under written plans.

                           (x) Except as set forth on Schedule 8.01(r), no
                  Employee Plan covers or provides benefits to or with respect to any individual who is not a current employee of the Company or its Subsidiaries, a dependent of such an employee, or an individual who is covered solely by virtue of being a former employee of the Company or its Subsidiaries or a current or former dependent of such a former employee.

                           (xi) Except as set forth on Schedule 8.01(r), no
                  insurance contract or other funding instrument for any Employee Plan imposes any surrender charge or any other liability upon termination of such contract or instrument.

                  (s) Taxes. Except as set forth on Schedule 8.01(s) hereto:

                           (i) The Company and each member of the Company Tax
                  Group has timely filed or caused to be timely filed all Tax Returns which were required to have been filed by or with respect to it, or its assets, properties, or operations (in each case with the appropriate taxing authority), and has timely paid or caused to be timely paid all Taxes and all payments of estimated Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable;

                           (ii) All such Tax Returns are complete and accurate
                  in all material respects and disclose all Taxes required to be paid by the Company and each member of the Company Tax Group;

                           (iii) None of such Tax Returns currently is being
                  examined by the relevant taxing authority, nor have any such Tax Returns been examined by the relevant taxing authority;

                           (iv) There is no action, suit, investigation, audit,
                  claim or assessment pending, or, to the Knowledge of the Company, proposed or threatened with respect to Taxes of the Company or any member of the Company Tax Group and, to the Knowledge of the Company, no basis exists therefor;

                           (v) Neither the Company nor any member of the Company
                  Tax Group has waived or been requested to waive any statute of limitations in respect of Taxes;

                           (vi) No transaction contemplated by this Agreement is
                  subject to withholding under Section 1445 of the Code and no transfer Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the acquisition or other transactions contemplated by this Agreement;

                           (vii) As a result of any of the transactions
                  contemplated hereby or by any Company Document or Shareholder Document, neither the Company nor Buyer (nor any Affiliate of any of them) will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual", as those terms are defined in
                  Section 280G of the Code;

                           (viii) None of the assets of the Company or its
                  Subsidiaries other than leased personal or real property constitutes property that the Company or Buyer or any of their Affiliates will be required to treat as owned by another Person for federal income Tax purposes or is "tax-exempt use property" within the meaning of Section 168 of the Code;

                           (ix) All Taxes which the Company or any member of the
                  Company Tax Group are required by law to withhold or to collect for payment have been or will be duly withheld and collected and have been or will be paid when due;

                           (x) The unpaid Taxes of the Company and its
                  Subsidiaries (A) did not, as of the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and
                  (B) will not exceed that reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing the Tax Returns; and

                           (xi) The Company will have net operating loss carry
                  forwards of at least $7,000,000 as of the Closing Date, none of which will expire before 2020 or are subject to the limitations of Section 382 of the Code, the consolidated return regulations or otherwise prior to consummation of the Merger. The completion of the Merger will result in an ownership change pursuant to Section 382 of the Code, and as such, any net operating losses generated prior to the Closing Date will be subject to limitations under Section 382 of the Code.

                  (t) Warranty. Except as set forth in Schedule 8.01(t), neither the Company nor any of its Subsidiaries has any obligations under written or oral product warranties made in connection with the sale of any product.

                  (u) Financial Statements; Undisclosed Liabilities. The Company has delivered to Buyer true and correct copies of unaudited consolidated balance sheets of the Company and its Subsidiaries at February 3, 2001 (the "Latest Balance Sheet"), and unaudited consolidated statements of income, cash flow and stockholders' equity of the Company and its Subsidiaries as of and for the twelve fiscal months ended on such date prepared by the Company (all such balance sheets and statements, collectively, the "Financial Statements").

                  Each such Financial Statement was prepared in accordance with the books and records of the Company and presents fairly in all material respects the financial condition of the Company and its Subsidiaries as of its date and the results of operations of the Company and its Subsidiaries for the period then ended, in conformity with GAAP consistently applied. Other than as and to the extent disclosed or reserved against in the Latest Balance Sheet, to the Knowledge of the Company, the Company and its Subsidiaries have no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown, asserted, unasserted or otherwise, and whether due or to become due), except (i) liabilities and obligations incurred in the ordinary course of operating the Company's business since the date of such Latest Balance Sheet, (ii) liabilities and obligations which would not be required to be disclosed on a balance sheet prepared in accordance with GAAP, (iii) liabilities and obligations that are not in default and are set forth in, or arising under, the leases and other Contracts listed on Schedules 8.01(g), 8.01(h), 8.01(i) and 8.01(m) attached hereto or which are not required to be listed therein to avoid a misrepresentation under this Agreement and (iv) liabilities and obligations disclosed in the Company's disclosure schedules provided herewith.

                  (v) Insurance. Set forth on Schedule 8.01(v) attached hereto and made a part hereof is a schedule of all property and casualty insurance and general and product liability insurance polices maintained by the Company and its Subsidiaries. All required premiums have been paid with respect to such policies which are due and payable prior to the date hereof.

                  (w) No Changes. Except as contemplated or permitted hereby, or as set out in Schedule 8.01(w), since February 3, 2001 there has not been:

                           (i) any entry by the Company or its Subsidiaries into
                  any commitment or transaction other than in the ordinary course of business, including (A) the incurrence of, or commitment to incur, any capital expenditures in excess of $50,000 in the aggregate, (B) the incurrence of any Indebtedness or Liens, (C) any repayment of any principal of any Indebtedness outstanding under the Senior Credit Agreement, or (D) the sale, lease or other disposition of, or entry into any agreement to sell, lease or otherwise dispose of, any of the assets of the Company or its Subsidiaries, except for sales of Inventory in the ordinary course of business;

                           (ii) any change by the Company or its Subsidiaries in
                  accounting methods or principles;

                           (iii) any material change in practices of the Company
                  or its Subsidiaries with respect to the manner and timing of payment of any payments under Store Leases;

                           (iv) any declaration, making or payment of any
                  distribution of assets of the Company or its Subsidiaries to any Affiliate of the Company;

                           (v) any sums or other assets of the Company or its
                  Subsidiaries paid to or withdrawn by any of the Company's or its Subsidiaries' present or former employees, except for ordinary compensation, annual bonuses consistent with past practice and fees and ordinary expense reimbursement and similar payments;

                           (vi) any substantial increase in the total number of
                  the employees of the Company and its Subsidiaries, any increase in compensation or benefits of any such employees (other than pursuant to customary salary and employee benefit administration in the ordinary course of business in accordance with past practice), or any retroactive increase in compensation or benefits of any such employees; or

                           (vii) to the Knowledge of the Company, any other
                  Material Adverse Change.

                  (x) Transactions with Affiliates. Except as set forth on
         Schedule 8.01(x), no Affiliate of the Company owns or has any interest in any property, asset or right which is used in the operation of the business of the Company or any of its Subsidiaries. Except as contemplated by the terms of this Agreement (including any other agreements contemplated hereby), and except as set forth on Schedule 8.01(x) hereto (i) neither the Shareholders nor any of their respective Affiliates will at any time after Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from the Company or its Subsidiaries or Buyer, and (ii) none of the Company, its Subsidiaries or Buyer will at any time after Closing for any reason, directly or indirectly, be or become subject to any obligation to any Affiliates of the Company (other than a wholly-owned Subsidiary of the Company).
         Schedule 8.01(x) hereto also sets forth a listing and brief description of any agreement, arrangement or relationship between any Affiliate of the Company or any of its Subsidiaries, on the one hand, and any supplier of the Company or any of its Subsidiaries or any Affiliate thereof, principal or employee of any such supplier of which the Company has Knowledge, on the other hand.

                  (y) Banking Matters, etc. Set forth in Schedule 8.01(y) hereto is a true and correct copy of the name of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box. Except as set forth in Schedule 8.01(y) hereto, no persons hold powers of attorney from the Company or any of its Subsidiaries.

                  (z) Recapitalization Agreement. As of the Closing, the Company will have no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown, asserted, unasserted or otherwise) under the Recapitalization Agreement among the Company, the Shareholders, and certain former shareholders of the Company dated June 5, 1998.

                  (aa) Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 8.01, the Company makes no representation or warranty, express or implied, at law or in equity regarding the Company, and any such other representations or warranties are hereby expressly disclaimed. Notwithstanding anything in this Agreement to the contrary, the Company makes no representation or warranty to Buyer or Buyer Subsidiary with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to Buyer or its counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations, or
         (b) except as expressly covered by a representation and warranty contained in this Section 8.01, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisors with respect to the Company or its Subsidiaries.

         8.02 Representations and Warranties Regarding the Shareholders. Each of the Shareholders represents and warrants to Buyer and Buyer Subsidiary, severally and not jointly, with respect only to itself or himself and to the shares of Company Stock owned by it or him, that the statements contained in this Section 8.02 are correct and complete as of the date of this Agreement.

                  (a) Ownership. Such Shareholder has good title to the total number of shares of Company Stock as set forth in Schedule 8.01(b) to this Agreement as owned by him of record, and, except as set forth in such Schedule, is the sole beneficial and record owner thereof.

                  (b) Title. Such shares of Company Stock are owned free and clear of any agreements, liens or encumbrances or other restrictions other than restrictions imposed by federal and state securities laws, the Stockholder Agreement, and in the case of William McFarlane, the Executive Stock Agreement dated July 14, 1998 among McFarlane, the Company and certain of the Shareholders.

                  (c) No Conflicts. No authorization, approval or consent of any governmental authority or other person or entity is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or any other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by such Shareholder in connection with the transactions contemplated hereby and thereby (all such other agreements, documents, instruments, or certificates being collectively referred to as the "Shareholder Documents") or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

                  (d) Authorization; Execution and Delivery; Individual. In the case of a Shareholder who is an individual:

                           (i) such Shareholder has the power and authority to
                  execute, deliver and perform this Agreement and each other Shareholder Document to which such Shareholder is a party and to consummate the transactions contemplated hereby and thereby;

                           (ii) this Agreement and each other Shareholder
                  Document to which such Shareholder is a party has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder enforceable against him in accordance with their respective terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity); and

                           (iii) the execution, delivery and performance by such
                  Shareholder of this Agreement and each other Shareholder Document to which such Shareholder is a party and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not result in a breach or violation by such Shareholder of, or constitute a default by such Shareholder under, any applicable law, administrative regulation, or any judgment, decree, order, writ, injunction or governmental permit or any license, lease, indenture, instrument or other agreement to which such Shareholder is a party or by which such Shareholder is bound.

                  (e) Authorization; Execution and Delivery; Entity. In the case of a Shareholder who is not an individual:

                           (i) such Shareholder is a corporation, partnership,
                  trust or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of creation, and has the requisite power and authority to own its properties and to carry on its business in all material respects as is now being conducted;

                           (ii) this Agreement and each other Shareholder
                  Document to which such Shareholder is a party has been duly authorized by all necessary action on behalf of such Shareholder, and has been duly executed and delivered by authorized persons on behalf of such Shareholder;

                           (iii) this Agreement and each other Shareholder
                  Document to which such Shareholder is a party is a valid and binding agreement of such Shareholder enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity); and

                           (iv) the execution, delivery and performance by such
                  Shareholder of this Agreement and each other Shareholder Document to which such Shareholder is a party and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not result in a breach or violation by such Shareholder of, or constitute a default by such Shareholder under, any applicable law, administrative regulation, or any judgment, decree, order, writ, injunction or governmental permit or any license, lease, indenture, instrument or other agreement to which such Shareholder is a party or by which such Shareholder is bound, and will not violate the charter or other organizational documents of such Shareholder.

                  (f) Claims and Proceedings. There is no legal action, arbitration, proceeding or investigation pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder, which, if adversely decided to such Shareholder, would prevent the consummation of the Merger.

                  (g) Approval of Merger. Such Shareholder has approved, and will after the date hereof take any further steps necessary to approve the Merger.

                  (h) Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 8.02, no Shareholder makes any representation or warranty, express or implied, at law or in equity regarding such Shareholder or the shares of Company Stock and any such other representations or warranties are hereby expressly disclaimed. Notwithstanding anything in this Agreement to the contrary, the Shareholders make no representation or warranty to Buyer or Buyer Subsidiary with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to Buyer or its counsel, accountants or advisors of future revenues, expenses or expenditures or future results of operations with respect to the Company or its Subsidiaries, or (b) except as expressly covered by a representation and warranty contained in this Section 8.02, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisors with respect to the Company or its Subsidiaries.

         9. REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

         9.01 Representations and Warranties. Each of Buyer and Buyer Subsidiary hereby represents and warrants to the Company and the Shareholders that:

                  (a) Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer owns all of the issued and outstanding stock of Buyer Subsidiary. Each of Buyer and Buyer Subsidiary has the power and authority to own its properties, to carry on its business as now being conducted by it, and to execute, deliver and perform this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer or Buyer Subsidiary in connection with the consummation of the transactions contemplated hereby and thereby (all such other agreements, documents, instruments or certificates being collectively referred to as the "Buyer Documents").

                  (b) Authority of Buyer and Buyer Subsidiary. The execution, delivery and performance by Buyer and Buyer Subsidiary of this Agreement and the Buyer Documents and the transactions contemplated herein and therein, have been duly and effectively authorized by all necessary and required corporate action of Buyer and Buyer Subsidiary.

                  (c) Due Execution by Buyer and Buyer Subsidiary. This Agreement has been duly executed and delivered by Buyer and Buyer Subsidiary and is the valid and binding obligation of Buyer and Buyer Subsidiary enforceable against them in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). Upon due execution and delivery by Buyer and Buyer Subsidiary at the Closing of the Buyer Documents, each such document will constitute the valid and binding obligation of Buyer and/or Buyer Subsidiary, as the case may be enforceable against them in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (d) No Conflict. The execution, delivery and performance by Buyer and Buyer Subsidiary of this Agreement and the Buyer Documents, do not and will not violate, conflict with, result in a breach of, or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under), or require a consent under, (i) the articles of incorporation or bylaws as amended to date, of Buyer and Buyer Subsidiary, (ii) any material note, agreement, contract, license, instrument, mortgage, deed of trust, lease or other obligation to which Buyer or Buyer Subsidiary is a party or by which Buyer or Buyer Subsidiary is bound, (iii) any Order of any governmental official, agency, instrumentality or other authority applicable to Buyer or Buyer Subsidiary, or (iv) any Law or any rule or regulation of any authority applicable to Buyer or Buyer Subsidiary.

                  (e) Proceedings. There are no Legal Proceedings pending or, to the knowledge of Buyer or Buyer Subsidiary, threatened against Buyer or Buyer Subsidiary which, if decided adversely to Buyer or Buyer Subsidiary, would prevent the consummation of the Merger on the Closing Date.

                  (f) Brokers; Finders. Neither Buyer nor Buyer Subsidiary is under any commitment or obligation to any broker or agent whereby a finder's, brokerage or other middleman's commission is payable or whereby any claim therefor may be validly made with respect to the transactions contemplated by this Agreement.

                  (g) Sufficient Funds. Buyer or Buyer Subsidiary has funds sufficient for the payments set forth in Section 2 above which are to be made by Buyer or Buyer Subsidiary.

         10. CONDITIONS PRECEDENT TO BUYER'S AND BUYER SUBSIDIARY'S OBLIGATIONS HEREUNDER

         10.01 Conditions Precedent. The obligation of Buyer and Buyer Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to and conditioned upon the satisfaction at or before Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Sections 8.01 and 8.02 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement, except (i) for changes specifically permitted or contemplated by this Agreement, (ii) to the extent that any such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct in all material respects as of the specified date, and (iii) to the extent that any such representations and warranties were supplemented in accordance with the terms of this Agreement. For purposes of the conditions precedent set forth in this Section 10.01, any notice or other action taken after the announcement of the execution of this Agreement from or by the landlord under any Store Lease on account of any claim or allegation (whether or not valid) that the consummation of the transactions contemplated by this Agreement would constitute a default under such Store Lease shall not be deemed to be material and shall not form the basis for the non-satisfaction of any such condition precedent.

                  (b) No Adverse Change. Since the date of this Agreement, there shall not have occurred a Material Adverse Change.

                  (c) Observance and Performance. All covenants and agreements required by this Agreement to be observed or performed by the Company or the Shareholders on or prior to the Closing Date shall have been complied with and performed in all material respects.

                  (d) Officer's Certificate. The Company and the Shareholders (in the case of the Shareholders, only with respect to their own representations and warranties in Section 8.02, and not as to any other matter) shall have delivered to Buyer and Buyer Subsidiary a certificate executed by the Shareholders and a responsible officer of the Company, dated the Closing Date, to the effects set forth in Sections 10.01(a), (b) and (c) above.

                  (e) Closing Documents. The Shareholders shall have delivered on the Closing Date to Buyer all of the documents and instruments which are required to be delivered by them on the Closing Date.

                  (f) Removal of Liens. The Company shall have obtained and shall have delivered to Buyer on or prior to the Closing Date evidence satisfactory to Buyer that all Liens on the Company Stock or any property of the Company and its Subsidiaries, other than Permitted Liens and Liens (other than Bank Liens which shall be terminated effective as of payment of the amounts set forth in Section 2.06) listed on Schedule 8.01(o), have been terminated and released.

                  (g) Legal Opinion. Buyer shall have received an opinion of Kirkland & Ellis, counsel to the Company and the Shareholders, in the form attached hereto as Exhibit B.

                  (h) Corporate Documents. The Company shall have delivered to Buyer copies of all necessary corporate resolutions of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Company Documents and the transactions contemplated hereby and thereby, certified to be true, correct and complete, unchanged and in full force and effect on the Closing Date by the Secretary of the Company.

                  (i) Legal Proceedings. No Order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing Date, and no Legal Proceedings shall be threatened or pending as of the Closing Date, which would restrain or prohibit the consummation of the transactions contemplated by this Agreement, and no Legal Proceedings shall be threatened or pending which, if determined adversely to the Company would, in the reasonable judgment of Buyer, cause a Material Adverse Change.

                  (j) Stock Options. All unexercised stock options shall have been cancelled or arrangements shall have been made for such stock options to be cancelled upon consummation of the Merger in accordance with Section 15.05.

                  (k) Discharge of Indebtedness. Provision shall have been made for the Company's Indebtedness under the Senior Credit Agreement to the Senior Lenders to be repaid in full or otherwise forgiven in accordance with Section 15.06 and Buyer shall have received releases from such Senior Lenders and such additional documentation (including, without limitation, UCC termination statements) in connection therewith as Buyer shall reasonably request.

                  (l) Escrow Agreement. The Shareholder Representative, Senior Lenders' Agent and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

                  (m) Transactions with Affiliates. All agreements with Affiliates shall have been terminated and all receivables and payables with Affiliates shall have been paid pursuant to Section 15.07.

                  (n) Store Cash. On the Closing Date, each Store shall have at least $300.00 cash on hand.

                  (o) Audited Financial Statements. Price Waterhouse Coopers LLP ("PWC") shall have issued an unqualified audit opinion on the financial statements of the Company and its Subsidiaries for the fiscal year ended January 31, 2000 in the form previously delivered to the Buyer by the Company (reflecting certain adjustments to financial statements previously prepared by PWC). PWC shall have completed an audit of the financial statements of the Company and its Subsidiaries for the fiscal year ended February 3, 2001 and issued an unqualified audit opinion thereon.

                  (p) Appraisal Rights. No Shareholder shall have asserted appraisal rights under the FBCA for their shares of Company Stock.

                  (q) Termination of Stockholder Agreement. The Stockholder Agreement shall have been terminated.

                  (r) Shareholders' Transaction Expenses. The Shareholders shall have made arrangements to pay on the Closing Date all Shareholders' Transaction Expenses in excess of $2,000,000.

         10.02 Waiver. Buyer and Buyer Subsidiary may waive any or all of the conditions precedent to their obligation hereunder set forth in this Section 10.

         11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS HEREUNDER

         11.01 Conditions Precedent. The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to and conditioned upon satisfaction at or before the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Buyer and Buyer Subsidiary set forth in Section 9 hereof shall be true and correct in all material respects and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement, except (i) for changes specifically permitted or contemplated by this Agreement, (ii) to the extent that any such representations and warranties were made as of a specified date, and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct in all material respects as of the specified date, and (iii) to the extent that any such representations and warranties were supplemented in accordance with the terms of this Agreement.

                  (b) Observance and Performance. All covenants and agreements required by this Agreement to be observed or performed by the Buyer or the Buyer Subsidiary on or prior to the Closing Date shall have been complied with and performed.

                  (c) Officer's Certificate. The Buyer and the Buyer Subsidiary shall have delivered to the Shareholders a certificate executed by a responsible officer of the Buyer and the Buyer Subsidiary, dated the Closing Date, to the effects set forth in Sections 11.01(a), and (b) above.

                  (d) Closing Documents. The Buyer and the Buyer Subsidiary shall have delivered on the Closing Date to the Shareholders all of the documents and instruments which are required to be delivered by them on the Closing Date.

                  (e) Legal Opinion. The Shareholders shall have received an opinion of Faegre & Benson LLP, counsel to the Buyer, in the form attached hereto as Exhibit C.

                  (f) Corporate Documents. Buyer and Buyer Subsidiary shall have delivered to the Company copies of all necessary corporate resolutions authorizing the execution, delivery and performance of this Agreement, the Buyer Documents and the transactions contemplated hereby and certified to be true, correct, complete, unchanged and in full force and effect on the Closing Date by the Secretary of the Buyer and Buyer Subsidiary.

                  (g) Legal Proceedings. No Order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing Date, and no Legal Proceedings shall be threatened or pending as of the Closing Date, which would restrict or prohibit the consummation of the transactions contemplated by this Agreement.

                  (h) Escrow Agreement. Buyer and the Escrow Agent shall have executed and delivered to the Shareholders the Escrow Agreement.

         11.02 Waiver. The Shareholders and the Company may waive any or all of the conditions precedent to the obligation of the Shareholders and the Company hereunder set forth in this Section 11.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties contained herein shall survive the execution and delivery hereof and the Closing hereunder and, except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire eighteen (18) months from the Closing Date; provided, however, that the foregoing time limitations shall not apply in respect of any representation or warranty contained in (i) Section 8.01 (b), (c), (d), (e) or (z), Section 8.02(a), (b), (d), or (e), or 9.01(a), (b) or (c), all of which shall survive without limitation as to time, and (ii) Section 8.01(s), which shall survive for a period of thirty-six (36) months after the Closing Date.

         13. INDEMNIFICATION

         13.01 Tax Indemnification of Buyer by the Shareholders.

                  (a) Subject to the limitations and qualifications set forth in this Section 13, the Shareholders, jointly and severally, agree to indemnify and hold harmless Buyer and its Affiliates (including, after the Closing, the Company and its Subsidiaries) and their respective shareholders, directors, officers, employees and agents thereof (collectively, the "Buyer Indemnitees" and individually a "Buyer Indemnitee") against and with respect to: (i) Taxes of the Company or its Subsidiaries for periods on or before the Closing Date unless such Taxes have been paid or were included in the reserve for Tax liability as adjusted through the Closing Date as provided in Section 8.01(s)(x),
         (ii) Taxes of any other corporation which has been a member of the Company Tax Group as a result of Treasury regulation ss. 1502-6(a) or comparable provisions of state, local or foreign law or Taxes which the Company has assumed or succeeded to, (iii) Tax of the Company or its Subsidiaries resulting from a breach of the representations in Section 8.01(s), and (iv) actual out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of the imposition or assessment of any Tax described in the foregoing clauses
         (i), (ii), (iii) or (iv) (each of the foregoing being referred to herein as a "Tax Loss").

                  (b) Buyer agrees to give prompt notice to the Shareholder Representative and the Senior Lenders' Agent of any Tax Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Buyer deems to be within the coverage of this Section 13.01 (specifying with reasonable particularity of the basis therefor) and will give the Shareholder Representative and the Senior Lenders' Agent such information with respect thereto as the Shareholder Representative may reasonably request. Buyer shall have full control over the defense of any such suit, action or proceeding (including any Tax audit); provided that Shareholder Representative and the Senior Lenders' Agent may upon notice to Buyer and at their own expense participate in such defense. Buyer shall not, without the consent of the Shareholder Representative and the Senior Lenders'

         Agent, which is not to be unreasonably withheld or delayed, agree to any settlement with respect to any Tax if such settlement is within the coverage of this Section 13.01. Whether or not the Shareholder Representative or the Senior Lenders' Agent choose to participate with the defense of any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         13.02 Other Indemnification of Buyer by the Shareholders. Subject to the limitations and qualifications set forth in this Section 13, except as relates to Tax Losses for which the sole indemnification is provided in Section 13.01, the Shareholders agree to indemnify and hold harmless the Buyer Indemnitees against and with respect to:

                  (a) Any and all Losses directly or indirectly resulting or arising from any misrepresentation or breach of warranty on the part of the Company or the Shareholders under this Agreement or the certificate delivered pursuant to Section 10.01(d);

                  (b) Any and all Losses directly or indirectly resulting or arising from any non-fulfillment of any covenant or agreement on the part of Shareholders under this Agreement;

                  (c) Any and all Losses directly or indirectly resulting or arising from any non-fulfillment of any covenant or agreement on the part of the Company under this Agreement, but excluding, in each case, any covenants or agreements to be fulfilled by the Company following the Merger;

                  (d) Any and all Indebtedness or other obligations under the Senior Credit Agreement or Losses relating to Bank Liens required to be discharged in connection with the Closing; and

                  (e) Any and all demands, claims, actions, suits, proceedings, assessments, judgments and reasonable legal and other expenses incident to the foregoing, to the extent the Shareholders have indemnification obligations for the foregoing.

The indemnification obligations of the Shareholders hereunder relate to indemnification for all Losses of a Buyer Indemnitee, regardless of whether such Loss arises from a third-party claim against such Buyer Indemnitee or otherwise.

         13.03 Limitations on Indemnification by Shareholders. Notwithstanding anything to the contrary provided elsewhere in this Agreement:

                  (a) Except with respect to indemnification obligations relating to a breach by a Shareholder of its or his respective representations under Section 8.02 or a breach by a Shareholder of its or his covenants under Section 15.02, 15.03 or 15.08, the obligations of the Shareholders under this Agreement to indemnify the Buyer Indemnitees shall be joint and several. Anything in this Agreement to the contrary notwithstanding, the obligations of the Shareholders to indemnify the Buyer Indemnitees for a breach by a Shareholder of its or his respective representations under Section 8.02 or a breach by a Shareholder of its or his covenants under Section 15.02, 15.03 or 15.08 shall be separate and several, and, subject to the right of the Buyer Indemnitees to make claims on the Escrow Fund, no Shareholder shall have any liability to the Buyer Indemnitees for any breaches by any other Shareholder of its or his respective representations under Section 8.02 or obligations under Section 15.02, 15.03 or 15.08;

                  (b) Except as provided in Section 17 and except with respect to Special Claims (claims for which may be brought at any time, except in the case of Special Claims arising out of a breach of a representation or warranty, claims for which may be brought for so long as such representation or warranty survives under Section 12), the obligations of the Shareholders under this Agreement to indemnify Buyer Indemnitees (i) under Section 13.02 shall be of no force with respect to claims as to which a Buyer Indemnitee has not given the Shareholder Representative written notice prior to the expiration of eighteen (18) months from and after the Closing Date, and (ii) under Section 13.01 shall be of no force with respect to claims as to which a Buyer Indemnitee has not given the Shareholder Representative written notice prior to the expiration of thirty-six (36) months from and after the Closing Date;

                  (c) The Shareholders shall not have any obligation to indemnify the Buyer Indemnitees pursuant to Section 13.02 from and against any Losses (other than amounts payable with respect to Special Claims, as to which no deductible shall apply) until the aggregate amount of Losses actually incurred by the Buyer Indemnitees with respect to such claims shall exceed on a cumulative basis an amount equal to $300,000 (the "Basket"), in which event the Shareholders' obligation to indemnify the Buyer Indemnitees shall be limited to the amount in excess of the Basket;

                  (d) The Buyer Indemnitees shall not be deemed to have suffered a Loss to the extent that such Loss has otherwise been accounted for or reflected in, the determination of the Closing Working Capital; provided that the limitation in this Section 13.03(d) shall not apply to Losses arising from (i) claims based upon the failure of the Shareholders to pay expenses under Section 19, (ii) claims under
         Section 13.02(d), (iii) claims arising out of the breach of the representations and warranties in Section 8.01(w)(i)(C) or 8.01(w)(iv) or (iv) claims based on a breach of the covenants contained in Section 15.01(b)(iii) (solely as it relates to the matters set forth in Sections 8.01(w)(i)(C) and 8.01(w)(iv)) or Section 15.01(b)(vii);

                  (e) Any payment by the Shareholders of any Loss of a Buyer Indemnitee shall be deemed to be a reduction in the Consideration paid by the Buyer and the Buyer Subsidiary in connection with the Merger up to the amount of the Escrow Funds held under the Escrow Agreement;

                  (f) Notwithstanding anything to the contrary provided elsewhere in this Agreement, after the Closing the Buyer Indemnitees' sole and exclusive recourse and remedy for any claim (other than Special Claims) against the Shareholders, for Losses arising out of, resulting from or related to the Merger and the other transactions contemplated by this Agreement, including, without limitation, any claim for indemnification under this Agreement, shall be to make a claim against the Escrow Funds held under the Escrow Agreement (to the extent such Escrow Funds have not already been distributed in accordance with the terms of the Escrow Agreement), and, except with respect to Special Claims, after the Closing no Shareholder shall have any personal liability for such claims or Losses to the extent amounts held under the Escrow Agreement are insufficient to satisfy any such claims or Losses of the Buyer Indemnitees; provided that nothing in this Section 13.03(f) shall (i) be construed to limit the rights and benefits of, or the remedies available to, any Party to this Agreement in respect of the Escrow Agreement, or (ii) prevent any Party from seeking equitable relief in accordance with Section 22.02.

         As used in this Section 13.03, the term "Special Claims" means (A) claims based upon a breach of any representation or warranty of the Company contained in Section 8.01 (b), (c), (d), (e), (p) or (z) or any representation or warranty of any Shareholder contained in Section 8.02(a), (b), (d) or (e),
(B) claims based upon the failure of Shareholders to pay any expenses under
Section 19, (C) claims under Section 13.02(d), and (D) claims based upon actual fraud by the Company or any Shareholder.

         Notwithstanding anything to the contrary provided elsewhere in this Agreement, Buyer, Buyer Subsidiary, the Shareholders, the Buyer Indemnitees, and/or such parties' Affiliates or Subsidiaries shall have no recourse to the Senior Lenders for any claims arising hereunder, including, without limitation, Special Claims.

         13.04 Indemnification of the Shareholders by Buyer. Buyer hereby agrees to indemnify and hold harmless the Shareholders and all shareholders, directors, officers, employees and agents of the Shareholders (if any) (collectively, the "Shareholder Indemnitees" and individually, a "Shareholder Indemnitee") against and with respect to:

                  (a) Any and all Losses directly or indirectly resulting or arising from any misrepresentation or breach of warranty on the part of Buyer or Buyer Subsidiary under this Agreement or the certificate delivered pursuant at Section 11.01(c);

                  (b) Any and all Losses directly or indirectly resulting or arising from any non-fulfillment of any covenant or agreement on the part of Buyer or Buyer Subsidiary under this Agreement, or on the part of the Company with regard to covenants or agreements to be performed or fulfilled after the Merger; and

                  (c) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and reasonable legal and other expenses incident to the foregoing.

         The indemnification obligations of Buyer hereunder relate to indemnification for all Losses to a Shareholder Indemnitee, regardless of whether such Loss arises from a third-party claim against such Shareholder Indemnitee or otherwise.

         13.05 Limitation on Indemnification by Buyer. Except as provided in
Section 17, notwithstanding anything to the contrary provided elsewhere in this Agreement, the obligations of Buyer to indemnify the Shareholder Indemnitees shall be of no force or effect with respect to claims under Section 13.04 as to which a Shareholder Indemnitee has not given Buyer written notice prior to eighteen (18) months from and after the Closing Date unless such claims are based on actual fraud by Buyer or Buyer Subsidiary or a breach of any representation or warranty of Buyer or Buyer Subsidiary contained in Section 9.01(a), (b) or (c).

         13.06 Obligations of Shareholder Indemnitees and Buyer to Senior Lenders. To the extent a Shareholder Indemnitee provides Buyer with written notice pursuant to Section 13.05 of any claims pursuant to Section 13.04, it shall also provide a copy of such notice to the Senior Lenders' Agent. If Buyer is required to make any payment to a Shareholder Indemnitee as a result of the indemnification obligations of Buyer hereunder with respect to any Losses of a Shareholder Indemnitee, regardless of whether such Loss arises from a third-party claim against such Shareholder Indemnitee or otherwise, (i) such Shareholder Indemnitee shall provide notice of the requirement to make such payment to the Senior Lenders' Agent and (ii) Buyer shall pay the required amount, and the Shareholder Indemnitee hereby consents to such payment, to the Senior Lenders' Agent, on behalf of the Senior Lenders, as directed by the Senior Lenders' Agent. Upon making such payment to the Senior Lenders' Agent, the Buyer shall not have any further obligation in respect of such Loss to the Buyer Indemnitee or the Senior Lenders.

         13.07 Investigation Not a Defense. No investigation by Buyer or its Representatives prior to, pursuant to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Shareholders contained in this Agreement, any Shareholder Document or any document delivered by the Shareholders or any of them hereunder.

         13.08 Procedures for Third-Party Claims (Other than Under Section 13.01(a)). If a third-party claim is made against a Shareholder Indemnitee or a Buyer Indemnitee, and if such indemnitee believes that such claim could give rise to a right of indemnification, then such Shareholder Indemnitee or Buyer Indemnitee (an "Indemnitee") shall give written notice to the party obligated to provide indemnification hereunder (an "Indemnifying Party") of such claim, which notice shall provide a reasonable description of the details of such claim, as soon as reasonably practicable after such Indemnitee has received notice thereof (provided that failure to give timely notice shall not limit the indemnification obligations of the Indemnifying Party hereunder except to the extent that the delay in giving, or failure to give, such notice has actually and materially prejudiced the ability of the Indemnifying Party to defend against the claim). The Indemnifying Party shall defend such claim, at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnitee, provided that an Indemnitee shall at all times also have the right to fully participate in the defense at its own expense (and may retain its own counsel at the expense of the Indemnifying Party if it shall determine that representation of it and the Indemnifying Party by the same counsel would present a conflict). If the Indemnifying Party shall fail to affirmatively assume the defense of such claim at least ten (10) business days prior to the date as of which the initial response to such claim is due, or if the Indemnifying Party shall not diligently pursue such a defense, such Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim on behalf, for the account, and at the risk and expense (including without limitation the payment of the reasonable attorneys' fees of such Indemnitee regardless of whether the Indemnitee prevails against the third party claim), of the Indemnifying Party. If the Indemnifying Party assumes the defense of such claim, the obligation of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim.

         The Indemnifying Party shall not consent to the entry of any judgment or settle or compromise any third-party demands, claims, actions, suits or proceedings for which an Indemnitee has sought indemnification from the Indemnifying Party unless it shall have given such Indemnitee not less than fifteen (15) days prior written notice of the proposed consent, settlement or compromise, and afforded such Indemnitee an opportunity to consult with the Indemnifying Party regarding the proposed consent, settlement or compromise, and shall not consent to the entry of any judgment or enter into any settlement or compromise without the approval of such Indemnitee. An Indemnitee shall not unreasonably withhold or delay its approval of a proposed consent, settlement or compromise; in determining whether to give its approval, an Indemnitee may consider whether the proposed consent, settlement or compromise includes as an unconditional term thereof the giving by the claimant to such Indemnitee of a release from all liability in respect of such claim except the liability satisfied by the Indemnifying Party.

         13.09 General Provisions.

                  (a) The Indemnifying Party's indemnification obligation to the Indemnitee in respect of Losses for which indemnification is provided under this Agreement shall be reduced by any insurance proceeds and other amounts actually received by or on behalf of the Indemnitee from third parties (net of costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts), in respect to such Losses (such amounts are referred to herein as "Indemnity Reduction Amounts"). No insurer or other third party who would otherwise be obligated to pay any claim shall solely by virtue of the indemnification provisions hereof be relieved of the responsibility with respect to such claim or have any subrogation rights with respect to such claim. The Parties agree that the indemnification provisions hereof shall not confirm any benefit upon an insurer or any other third party which such insurer or other third party would not be entitled to receive in the absence of the indemnification provisions hereof. Each Indemnitee will use its reasonable efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Losses.

                  (b) The Indemnifying Party's indemnification obligation to the Indemnitee in respect of Losses for which indemnification is provided under this Agreement shall be reduced to take account of the present value of any net Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such loss, liability, claim, damage or expense. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to use all other items of income, gain, loss, deduction or credit before using any item arising from the incurrence or payment of any indemnified loss, liability, claim, damage or expense of any indemnity payment pursuant to this Section 13.

                  (c) Notwithstanding anything to the contrary, Losses shall not include punitive damages except to the extent such damages are asserted or recovered by a third-party against a Party.

                  (d) No Shareholder shall have any additional liability hereunder by reason of the fact that such Shareholder's name is included in the definition of Knowledge of the Company.

         14. SHAREHOLDER REPRESENTATIVE The Shareholder Representative is hereby designated by each of the Shareholders to serve as the representative of the Shareholders with respect to the matters expressly set forth in this Agreement to be performed by the Shareholder Representative. Each of the Shareholders, by execution of this Agreement, hereby irrevocably appoints the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement, including, without limitation, full power and authority and discretion on such Shareholder's behalf (i) to consummate the transactions contemplated herein, (ii) to pay such Shareholder's expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement and all related agreements, (iii) to disburse any funds received hereunder to such Shareholder and each other Shareholder, (iv) to execute and deliver any certificates representing the shares of Company Stock and execution of such further instruments of assignment as Buyer shall request, (v) to execute and deliver on behalf of the Shareholders any amendment or waiver hereto, (vi) to take all other actions to be taken by or on behalf of such Shareholder in connection herewith, (vii) to negotiate, settle, compromise and otherwise handle all claims for indemnification made by or against the Shareholders pursuant to Section 13 hereof, (viii) to execute and deliver the Escrow Agreement and to take all such further actions with respect thereto as the Shareholder Representative shall deem appropriate and (ix) to do each and every act and exercise any and all rights which such Shareholder or Shareholders collectively are permitted or required to do or exercise under this Agreement; provided, however, that notwithstanding any of the foregoing powers, the Shareholder Representative shall not have the power to modify or impair any of the rights of the Senior Lenders hereunder without the express written consent of the Senior Lenders' Agent. Each of the Shareholders agree that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity or bankruptcy of any Shareholder. Neither the Shareholder Representative nor any agent employed by him shall incur any liability to any Shareholder relating to the performance of his duties hereunder except for actions or omissions constituting fraud, bad faith or willful misconduct.

         15. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         15.01 Access; Conduct of Business Prior to Closing. In addition to any other covenants of the Company or the Shareholders in this Agreement, the Company covenants and agrees that from and after the date of this Agreement to the Closing:

                  (a) The Company and its Subsidiaries shall make available (at reasonable times and upon reasonable notice (and accompanied by representatives of the Company)) for inspection by Buyer and its Representatives, corporate records, books of accounts, Contracts and all other documents reasonably requested by Buyer, and shall permit Buyer and its Representatives reasonable access to the properties of the Company and its Subsidiaries in order to permit Buyer and such Representatives to make reasonable inspection and examination of the business, operations and affairs of the Company and its Subsidiaries and to facilitate the transactions contemplated by this Agreement and related transition matters. The Company and its Subsidiaries shall further cause their Representatives to be available upon reasonable notice to answer questions of Buyer and its Representatives concerning the business, operations and affairs of the Company and its Subsidiaries, and to make available all relevant books and records in connection with such inspection and examination. Without limiting the generality of the foregoing, the Company shall cause PWC to allow Buyer's accountants to observe the audit of the February 3, 2001 financial statements required by Section 10.01(o) hereof.

                  (b) Except as otherwise provided in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

                           (i) enter into or amend any lease of Real Property;
                  or enter into or amend any other agreement (other than in the ordinary course of business) materially affecting or in any way pertaining to the assets or business of the Company or its Subsidiaries;

                           (ii) sell, transfer, dispose of, encumber or abandon
                  any material assets or enter into any agreement to do any of the foregoing, provided that the Company or any of its Subsidiaries may sell Inventory in the ordinary course consistent with past practice;

                           (iii) take any action of the nature described in
                  Section 8.01(w);

                           (iv) enter into any merger or consolidation with any
                  Person, or engage in any new business or invest in, or make a loan, advance or capital contribution to, any Person;

                           (v) settle any pending litigation or obtain any
                  releases of threatened actions or proceedings other than the threatened litigation described on Schedule 8.01(j);

                           (vi) delay or accelerate payment of any amounts
                  payable under any Store Lease beyond or in advance of their due dates or the dates when such amounts would have been paid in the ordinary course of business consistent with past practice;

                           (vii) declare, set aside, make or pay any dividend or
                  other distribution in respect of the capital stock of the Company or any of its Subsidiaries; or

                           (viii) issue, repurchase or redeem or commit to
                  issue, repurchase or redeem, any shares of the Company's capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock, except as may be required by Section 15.05 hereto.

                  (c) The Company shall make all capital expenditures set forth in Schedule 15.01(c) in connection with the completion of the Stores set forth in such Schedule.

                  (d) Without limiting the generality of the foregoing, the Company and its Subsidiaries shall in all other respects, operate their respective businesses in the usual and ordinary course, use commercially reasonable effects to preserve the goodwill of suppliers, customers, employees and others having relations with the Company and its Subsidiaries, and not to commit or otherwise agree to take any action prohibited hereby.

                  (e) The Company and its Subsidiaries shall: (i) file all Tax returns, elections or information statements with respect to any liabilities for Taxes or other matters relating to Taxes, which pursuant to applicable Law must be filed prior to the Closing Date;
         (ii) promptly upon filing provide copies of any such Tax returns, elections or information statements to Buyer; (iii) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting the Company or any Subsidiary only upon prior consultation with and consent of Buyer; and (iv) not amend any Tax return or file any carry back claims.

         15.02 Public Statements. Before the Company or the Shareholders shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for or may result in public dissemination thereof, the Shareholders shall so advise and cooperate with Buyer and shall not allow the Company or its Subsidiaries to release such information without the consent of Buyer (which consent may be withheld in Buyer's sole discretion).

         15.03 Non-Solicitation. The Company and each Shareholder covenants that from the date hereof through the Closing Date or, if applicable, the date this Agreement is terminated pursuant to Section 17 below, it will not permit any of its Representatives or Affiliates to (a) make, solicit, assist, initiate, facilitate or encourage any inquiries, proposals, offers or bids from any other party relating to the Company, its assets or its business or, in the case of such Shareholder, any equity interest in the Company, or (b) participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any non-public information relating to, the Company, its assets or its business or, in the case of the Shareholders, any equity interest in the Company, other than in the ordinary course of business consistent with past practice. The Company and each Shareholder covenants that from the date hereof through the Closing Date, it will not, directly or indirectly, enter into or authorize, or permit any of its Representatives or Affiliates to enter into, any agreement or arrangement in principle with any third party for the acquisition of any of the Company's assets or, in the case of such Shareholder, any equity interest in the Company.

         15.04 Updating of Information. The Company shall promptly deliver to Buyer any information concerning any event subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the Schedules hereto, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all materials respects from and after the date hereof, it being understood and agreed that, except as set forth in this Section 15.04, the delivery of such information shall not in any manner constitute a waiver by Buyer of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in

Section 10.01(b) hereof. Buyer shall have five (5) business days to inspect such supplemental or amended schedules and, to the extent such amended or supplemental schedules disclose information that is materially adverse to the Company, to determine in its discretion whether to accept such schedules or elect to terminate this Agreement. If Buyer does not elect to terminate this Agreement, the supplemental or amended information provided pursuant to this
Section 15.04 will be deemed to have amended the related Schedule(s) and to have qualified the representations and warranties contained in Section 8.01.

         15.05 Stock Options. The Company agrees to cause any outstanding stock options or similar rights to purchase capital stock of the Company or any of its Subsidiaries to be cancelled concurrently with the consummation of the Merger without the payment of any consideration by the Company.

         15.06 Discharge of Indebtedness. The Company shall cause the Senior Lenders to discharge in full (or otherwise obtain forgiveness of) all principle, interest, fees, prepayment premiums, costs and expenses on Indebtedness to the Senior Lenders under the Senior Credit Agreement in exchange for the payment of the amounts set forth in Section 2.06 and shall cause all Bank Liens and all other Liens, other than Permitted Liens and Liens (other than Bank Liens) listed on Schedule 8.01(o), to be removed from the Company, its Subsidiaries, or their assets effective as of the payment of the amounts set forth in Section 2.06.

         15.07 Affiliate Transactions. The Company shall cause all agreements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand (other than the Amended and Restated Employment Agreement dated February 1, 2000 between the Company and Kenneth J. Young), to be terminated prior to Closing and shall cause all intercompany receivables and payables (whether or not then due) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, to be paid in full prior to Closing.

         15.08 Further Actions. The Shareholders and the Company and its Subsidiaries to agree to execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and (b) consummate the transactions contemplated hereby. This Section
15.08 is not intended to limit the rights of the Company and the Shareholders under Section 11.01 not to consummate the transactions contemplated by this Agreement in the event the conditions contained therein are not satisfied.

         16. COVENANTS OF BUYER

         16.01 Confidentiality. Buyer hereby reaffirms the terms and conditions of that certain Confidentiality Agreement between the Company and Wilsons The Leather Experts, Inc. dated as of January 25, 2001 and agrees to adhere to its terms and conditions at all times after the date hereof.

         16.02 Public Statements. Prior to the Closing Date, before Buyer shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for public dissemination thereof, Buyer shall so advise and cooperate with the Shareholders and shall not release such information without the consent of the Shareholders (which consent shall not be unreasonably withheld), unless
(a) such information is otherwise publicly available other than by reason of a breach of this Section 16.02 or (b) the release thereof is required by any Law, rule (including any rule of any securities exchange on which securities of Buyer or any of its Affiliates are traded), regulation, policy or Order to which Buyer is bound or subject, in which event Buyer will provide reasonable prior notice to the Shareholder Representative and an opportunity to review and comment on the release.

         16.03 Further Actions. Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and (b) consummate the transactions contemplated hereby. This Section 16.03 is not intended to limit the rights of Buyer and the Buyer Subsidiary under Section 10.01 not to consummate the transactions contemplated by this Agreement in the event the conditions contained therein are not satisfied.

         16.04 Company Employees. The compensation and benefits provided to employees of the Company (including with respect to severance) shall, during the one-year period beginning on the Closing Date, be substantially similar in the aggregate to the compensation and benefits that were being provided to such employees immediately prior to the Closing Date. However, this shall not prevent changes from being made during this period with respect to the investment options available to employees under any 401(k) plan currently maintained by the Company. An employee's service with the Company prior to the Closing Date shall be recognized for eligibility and vesting purposes (but not for benefit accrual purposes other than for the determination of the number of vacation days) under the compensation and benefit plans in which he or she participates after the Closing Date.

         17. TERMINATION

         This Agreement may be terminated by:

                           (a) the written agreement of Buyer, the Buyer
                  Subsidiary, the Shareholders and the Company (with the consent of the Senior Lenders' Agent);

                           (b) Buyer if (i) there shall occur a Material Adverse
                  Change or (ii) any of the conditions set forth in Section
                  10.01 hereof becomes incapable of fulfillment (other than as a result of a breach by Buyer of this Agreement) and is not waived by Buyer;

                           (c) the Company and the Shareholders (with the
                  consent of the Senior Lenders' Agent) if any of the conditions set forth in Section 11.01 hereof becomes incapable of fulfillment (other than as a result of a breach by the Company or the Shareholders of this Agreement) and is not waived by the Company or the Shareholders;

                           (d) Buyer in accordance with Section 15.04; or

                           (e) Buyer or the Company and the Shareholders if the
                  Closing has not occurred on or prior to April 20, 2001.

         Upon any termination of this Agreement pursuant to the foregoing provisions of this Section 17, no party hereto shall thereafter have any further liability or obligation hereunder except for the obligations under Section 16.01 which shall continue through and until the date that is two (2) years subsequent to the date hereof; provided, however, that no such termination shall relieve any party hereto of any liability for any breach of this Agreement prior to the date of such termination.

         18. NOTICES

         Any notice required or permitted to be given by any of the parties hereto shall be in writing and shall be deemed to have been given when personally served, or delivered by overnight messenger service, or three (3) days after the same shall have been deposited in the United States Mail, by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Shareholders
         or the Company:
         Prior to Closing Date:             Bentley's Luggage Corp.
                                            c/o Bain Capital Inc.
                                            745 Fifth Avenue
                                            New York, NY 10151
                                            Attn:  Joseph Pretlow
                                                   Steven T. Berg

         with copies to:                    Kirkland & Ellis
                                            200 East Randolph Drive
                                            Chicago, IL 60601
                                            Attn:  Jeffrey C. Hammes, P.C.
                                                   David A. Breach


         If to the Shareholders:
         After Closing Date:                c/o Bain Capital Inc.
                                            745 Fifth Avenue
                                            New York, NY 10151
                                            Attn:  Joseph Pretlow
                                                   Steven T. Berg
         with copies to:                  Kirkland & Ellis
                                          200 East Randolph Drive
                                          Chicago, IL 60601
                                          Attn:  Jeffrey C. Hammes, P.C.
                                                 David A. Breach

         If to Buyer
         or Buyer Subsidiary:             WWT, Inc.
                                          7401 Boone Avenue North
                                          Brooklyn Park, Minnesota 55428
                                          Attn: Director of Business Development

         with copies to:                  Daniel J. Amen
                                          Faegre & Benson LLP
                                          2200 Wells Fargo Center
                                          90 South Seventh Street
                                          Minneapolis, Minnesota  55402

         If to the Senior Lenders or
         the Senior Lenders' Agent:       Deutsche Bank AG
                                          130 Liberty Street
                                          New York, NY  10006
                                          Attn:  Keith L. Braun
                                                 Mark B. Cohen

         With a copy to:                  J. Eric Ivester
                                          Skadden, Arps, Slate, Meagher & Flom
                                          (Illinois)
                                          333 West Wacker Drive
                                          Chicago, IL  60606

or to such other address or addresses as may be designated by the parties hereto in accordance with this Section 18.

         19. EXPENSES

         Whether or not the transactions contemplated in this Agreement are consummated on the Closing Date, the Buyer shall pay its own costs and expenses incident to the preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including without limitation fees and expenses of legal counsel, accountants and other consultants) and the Shareholders (or the Company if the Closing shall not occur) shall pay all costs and expenses incurred by the Company and the Shareholders incident to the preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including without limitation fees and expenses of legal counsel, accountants and other consultants, fees and expenses of the financial advisors named in Section 8.01(p), and any other Shareholders' Transaction Expenses), except Shareholders' Transaction Expenses to the extent paid pursuant to Section 2.06 hereof.

         20. ENTIRE AGREEMENT

         This Agreement, including the Schedules and Exhibits attached hereto and made a part hereof, contain a complete expression of the agreements between the parties with respect to the obligations and rights of the parties set forth in this Agreement and supersedes all prior written or oral agreements between the parties with respect to the transactions contemplated hereby. There are no other agreements, promises, representations or inducements made by the parties with respect to the subject matter hereof, except as set forth in this Agreement and in the documents contemplated hereby.

         21. SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         22. GOVERNING LAW; JURISDICTION

         22.01 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

         22.02 Enforcement. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms or were otherwise breached. Each party shall be entitled to seek injunctive relief to prevent any breach of this Agreement and to enforce this Agreement specifically in any court of competent jurisdiction, in addition to any other remedy to which such party is entitled at law or in equity.

         23. WAIVER OF COMPLIANCE; CONSENTS

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 23.

         24. REMEDIES CUMULATIVE

         Except as otherwise provided herein, the rights and remedies provided herein shall be cumulative and the assertion by a party of a right or remedy hereunder shall not preclude the assertion by such party of any other rights or remedies against another party provided herein.

         25. WAIVER OF JURY TRIAL

         In the event that any dispute shall arise between Buyer and the Shareholders and litigation ensues, WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LITIGATION SHALL BE TRIED BY A JUDGE WITHOUT A JURY.

         26. HEADINGS

         The use of headings is for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or the Schedules or any Exhibits annexed hereto.

         27. AMENDMENTS

         This Agreement may be amended, changed or modified only by an agreement, in writing, signed by the Parties, with the written consent of the Senior Lenders' Agent.

         28. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto (and, to the extent expressly set forth herein, the Senior Lenders) and their respective successors and permitted assigns, provided, however, that none of the Parties hereto shall assign this Agreement, in whole or in part, without the prior written consent of the others, except that the Shareholders may assign any of their respective rights, but not their obligations, under this Agreement to the Senior Lenders without the consent of any other Party. This Agreement shall be for the sole benefit of the Parties hereto (and, to the extent expressly set forth herein, the Senior Lenders) and their respective successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the Parties hereto (and, to the extent expressly set forth herein, the Senior Lenders) and such successors and permitted assigns, any legal or equitable rights under this Agreement.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered as of the day and year first above written.


                                    THE COMPANY:
                                    ------------

                                    BENTLEY'S LUGGAGE CORP.


                                    BY: /s/ David Veit
                                       -----------------------------------------
                                      ITS: CEO
                                          --------------------------------------


                                    BUYER:
                                    ------

                                    WWT, INC.


                                    BY: /s/ Peter Michielutti
                                       -----------------------------------------
                                      ITS: Senior Vice President and CFO
                                          --------------------------------------


                                    BUYER SUBSIDIARY:

                                    WILSONS ACQUISITION CORPORATION


                                    BY: /s/ Peter Michielutti
                                       -----------------------------------------
                                      ITS: Vice President and CFO
                                          --------------------------------------


                                    SHAREHOLDERS:
                                    -------------

                                    BAIN CAPITAL FUND VI, L.P.


                                    BY:    BAIN CAPITAL PARTNERS VI, L.P.
                                    ITS:   GENERAL PARTNER

                                    BY:    BAIN CAPITAL INVESTORS VI, INC.
                                    ITS:   GENERAL PARTNER

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A MANAGING DIRECTOR

                                    BCIP TRUST ASSOCIATES II

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A GENERAL PARTNER


                                    BCIP TRUST ASSOCIATES II-B

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A GENERAL PARTNER


                                    BCIP ASSOCIATES II

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A GENERAL PARTNER


                                    BCIP ASSOCIATES II-B

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A GENERAL PARTNER


                                    BCIP ASSOCIATES II-C

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                           A GENERAL PARTNER


                                    RANDOLPH STREET PARTNERS II

                                    BY: /s/ Jeffrey C. Hammes
                                       -----------------------------------------
                                           A GENERAL PARTNER

                                     /s/ William McFarlane
                                    --------------------------------------------
                                      WILLIAM MCFARLANE

                                     /s/ Kenneth J. Young
                                    --------------------------------------------
                                      KENNETH J. YOUNG

                                    SHAREHOLDER REPRESENTATIVE:
                                    ---------------------------

                                    BAIN CAPITAL, INC.

                                    BY: /s/ Joe Pretlow
                                       -----------------------------------------
                                    ITS: Managing Director
                                        ----------------------------------------

                                                                       EXHIBIT A
                                                                       ---------

                                ESCROW AGREEMENT
                                ----------------

         THIS ESCROW AGREEMENT (this "Agreement") made and entered into as of April __, 2001, by and between WWT, INC., a Delaware corporation ("Wilsons"), BAIN CAPITAL, INC., a Delaware corporation, as representative (the "Shareholder Representative") of the former holders (the "Shareholders") of the issued and outstanding capital stock of Bentley's Luggage Corp. (the "Company"), Bankers Trust Company, as agent (the "Agent") on behalf of the Senior Lenders, and First Union National Bank, a national banking association, as escrow agent (the "Escrow Agent").

         WHEREAS, Wilsons Acquisition Corporation, a Delaware corporation ("Buyer Subsidiary"), Wilsons, the Company, the Shareholders and the Shareholder Representative entered into an Agreement and Plan of Merger, dated as of April 6, 2001, (the "Merger Agreement"), pursuant to which Buyer Subsidiary merged with and into the Company;

         WHEREAS, the Merger Agreement contains certain adjustment provisions and certain indemnification provisions for the benefit of Buyer Subsidiary and Wilsons; and

         WHEREAS, as security for the performance of the Shareholders' obligations under such adjustment provisions and such indemnification provisions, the Merger Agreement provides for the execution and delivery of this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Terms. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Merger Agreement. The Escrow Agent is not a party to and has not received a copy of the Merger Agreement.

         2. Delivery of Funds. Pursuant to Section 2.06(d) of the Merger Agreement, simultaneously with execution and delivery of this Agreement, on the Closing Date, Wilsons has deposited an aggregate of $2,750,000 (the "Escrow Amount") with the Escrow Agent. The Escrow Agent shall use the Escrow Amount to create a fund (the "Escrow Fund") which will be subject to the terms and conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Amount.

         3. Escrow Fund Income.

                  (a) Investments. The Escrow Agent shall invest the Escrow Fund in any of the following investments as directed in writing by the Agent from time to time: (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof; (ii) certificates of deposit and Eurodollar time deposits and overnight bank deposits with any domestic commercial bank having combined capital and surplus in excess of $175,000,000;
         (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause
         (ii) above; and (iv) money market mutual funds which invest solely in United States Treasury securities which are direct obligations of the United States of America or repurchase agreements that are fully collateralized by direct obligations of the United States of America or any money market fund that is AAA rated by Standard & Poor's. All investments made by the Escrow Agent prior to the First Distribution Date shall be in a taxable money market account of the Escrow Agent until such time as the First Distribution Date and any investments made on or after such First Distribution Date shall mature on or prior to the eighteen-month anniversary of the date of this Agreement. To the extent that any portion of the Escrow Fund is withheld for Pending Claims (as defined below) pursuant to Section 5(b) below, the Escrow Agent shall invest such funds in a taxable money market account of the Escrow Agent until such time as such funds are required to be distributed hereunder. For purposes of this Agreement, the "First Distribution Date" shall be the date of the distribution to Wilsons and/or the Senior Lenders pursuant to the last sentence of Section 4(a) below. Notwithstanding any of the foregoing, no portion of the Escrow Fund may be held in an investment which cannot be sold, redeemed or otherwise liquidated at the holder's option in thirty (30) days or less without loss of interest or discount. All amounts and investments (other than bearer instruments) held in the Escrow Fund shall be registered and held in the name of the Escrow Agent as Escrow Agent hereunder.

                  (b) Absence of Direction from the Agent. In the absence of any instructions from the Agent as to investment of the Escrow Fund, the Escrow Amount shall be invested in the Goldman Sachs Financial Square Government Fund.

                  (c) Treatment of Interest. Any interest received by the Escrow Agent shall accrue to the Escrow Fund and remain in the Escrow Fund and shall be distributed pursuant to Section 5 below. The parties hereto agree that all payments made out of the Escrow Fund shall first be made out of the original Escrow Amount deposited in the Escrow Fund and, after such Escrow Amount has been distributed in full, then out of the interest accrued in the Escrow Account. Any party receiving payment of a portion of such interest shall be responsible for all tax obligations relating to such paid interest.

         4. Claims.

                  (a) Notice of Claim for Working Capital Adjustment. Upon a final determination of the Closing Working Capital in accordance with
         Section 3 of the Merger Agreement, Wilsons, the Shareholder Representative and the Agent shall jointly deliver to the Escrow Agent written notice (the "Working Capital Adjustment Notice") setting forth the amount (the "Working Capital Shortfall"), if any, by which the final Closing Working Capital is less than $10,215,000, the amount of fees and expenses payable to any Independent Auditor pursuant to
         Section 3.02 of the Merger Agreement (the "Audit Fees"), and the amount of any payments to be made to Wilsons and/or the Agent on behalf of the Senior Lenders pursuant to the calculations set forth below. The amount of the Audit Fees shall be paid to the Independent Auditor out of the Escrow Fund before any amount is payable to Wilsons and/or the Senior Lenders pursuant to this Section 4(a). The amount of any Working Capital Shortfall, up to the aggregate amount of the Escrow Fund remaining after payment of the Audit Fees, shall be payable to Wilsons out of the Escrow Fund. Within two (2) days after receipt by the Escrow Agent of the Working Capital Adjustment Notice, the Escrow Agent shall pay the Audit Fees, if any, and pay, as directed in writing in the Working Capital Adjustment Notice, either (i) if the Closing Working Capital is less than $10,215,000 (x) pay to Wilsons the amount of the Working Capital Shortfall in cash (up to the aggregate amount of the Escrow Fund remaining after payment of the Audit Fees) and (y) pay to the Agent on behalf of the Senior Lenders in cash any amounts held in the Escrow Fund in excess of $2,000,000 (calculated after payment of the Working Capital Shortfall and the Audit Fees), or (ii) if the Closing Working Capital is equal to or greater than $10,215,000, pay to the Agent on behalf of the Senior Lenders in cash any amounts held in the Escrow Fund in excess of $2,000,000 (after payment of the Audit
         Fees), in accordance with Section 4(c) below.

                  (b) Notice of Claims for Indemnification. Upon a determination by Wilsons that Wilsons has a claim for indemnification under Section 13 of the Merger Agreement (each, an "Indemnity Claim"), Wilsons shall deliver to the Escrow Agent and the Agent a copy of the notice (each, a "Claim Notice") delivered to the Shareholder Representative pursuant to the Merger Agreement. Escrow Agent shall forward a copy of such Claim Notice to the Shareholder Representative and the Agent (provided that the foregoing shall not relieve Wilson's of its notice obligations under the Merger Agreement). With respect to each Indemnity Claim, the Escrow Agent shall pay the following amounts to Wilsons from the Escrow Fund in cash in accordance with Section 4(c) below:

                           (i) the amount of such Indemnity Claim if thirty (30)
                  days shall have expired since Wilsons delivered the Claim Notice to the Escrow Agent and the Escrow Agent shall not have received written notice within such time from the Shareholder Representative or the Agent that the amount of the claim is being contested;

                           (ii) the amount of such Indemnity Claim (or portion
                  thereof) that is directed to be so paid in any written notice received by the Escrow Agent from Wilsons, the Shareholder Representative and the Agent, in which case disbursement shall be made in accordance with such direction; and

                           (iii) the amount of (A) any arbitration award in
                  favor of Wilsons reflected in a final determination or (B) a final and unappealable order of a court of competent jurisdiction entering a judgment in favor of Wilsons, a certified copy of which award or order, as the case may be, the Escrow Agent shall have received, in any proceeding for indemnity under the Merger Agreement, which may include any amounts claimed by Wilsons which have not previously been paid to Wilsons pursuant to Sections 4(b)(i) or 4(b)(ii).

                  (c) Payment. All claims against the Escrow Amount shall be paid promptly out of cash in the Escrow Fund to the extent thereof. To the extent that cash in the Escrow Fund is insufficient to pay a claim in the amount and on the date determined in accordance with Section 4(a) or Section 4(b) above, but other non-cash assets are held in the Escrow Fund, the Escrow Agent shall so notify Wilsons, the Shareholder Representative and the Agent, and the Agent shall have seven (7) days from the time the Escrow Agent delivers notice thereof to instruct the Escrow Agent as to which non-cash assets of the Escrow Fund, if any, are to be sold or liquidated for the purpose of paying the claim. If such instructions are not given by the Agent within such period, such instructions shall be given by Wilsons.

         5. Distribution and Termination of the Escrow Fund.

                  (a) Escrow Fund Distribution. On the eighteen-month (18) anniversary of the date of this Agreement, the Escrow Agent shall distribute any portion of the Escrow Fund in excess of $1,500,000 to the Agent on behalf of the Senior Lenders and on the third anniversary of the date of this Agreement, the Escrow Agent shall distribute the remainder of the Escrow Fund (along with accrued interest thereon) to the Agent on behalf of the Senior Lenders, provided that if any Indemnity Claim (of which the Escrow Agent has received a duly delivered Claim Notice on or before such date) remains pending on such dates (each such pending claim hereinafter referred to as a "Pending Claim"), the Escrow Agent shall withhold in the Escrow Fund from the amount to be otherwise distributed an amount equal to such Pending Claim(s), which withheld amount will be paid in accordance with Section 5(b) below.

                  (b) Withheld Assets. Assets withheld pursuant to Section 5(a) above for individual Pending Claims shall be retained by the Escrow Agent in the Escrow Fund and paid to Wilsons from the Escrow Fund in cash in accordance with Section 4(c) above as follows:

                           (i) the amount of such Pending Claim if thirty (30)
                  days shall have expired since Wilsons delivered to the Escrow Agent, the Shareholder Representative and the Agent a copy of the Claim Notice with respect to such Pending Claim and the Escrow Agent shall not have received written notice within such time from the Shareholder Representative that the amount of the Pending Claim is being contested;

                           (ii) the Escrow Agent receives written direction from
                  Wilsons, the Shareholder Representative and the Agent directing the Escrow Agent to disburse the assets withheld for the Pending Claim, in which case disbursement shall be made in accordance with such direction; and

                           (iii) the Escrow Agent receives a certified copy of
                  an arbitration award reflected in a final determination or a final and unappealable order of a court of competent jurisdiction, in which case disbursement of the assets withheld for the Pending Claim shall be made in the amount or amounts, if any, of the award or awards set forth in such final determination or order in favor of Wilsons in any proceeding for indemnity under the Merger Agreement.

                  (c) Disposition of Pending Claims. At each such time as any Pending Claim is disposed of and no longer pending, the Escrow Agent shall distribute to the Agent on behalf of the Senior Lenders the balance of the assets withheld in respect of such Pending Claim disposed of and no longer pending. A Pending Claim shall be considered disposed of and no longer pending when (i) an event described in
         Section 5(b)(ii) of this Agreement has occurred (unless there are amounts still under claim or dispute in respect of a Pending Claim after giving effect to the amounts paid, in which case the Escrow Agent shall continue to retain in the Escrow Fund the amounts still under claim or dispute) or (ii) the Escrow Agent has received a certified copy of a final determination of an arbitration award or a final and unappealable order of a court of competent jurisdiction in any proceeding for indemnity under the Merger Agreement in respect of such Pending Claim and the Escrow Agent has distributed to Wilsons any amount required pursuant to Section 5(b)(iii) of this Agreement.

                  (d) Termination. When the entire Escrow Fund has been distributed in accordance with Section 4 and/or this Section 5, this Escrow Agreement shall terminate.

         6. Miscellaneous.

                  (a) Escrow Agent Obligations. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of the Merger Agreement or any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument as to the identity, authority, or rights of the person or persons executing or delivering the same.

                  (b) Escrow Agent Liability. The Escrow Agent and its partners, officers and employees shall not be personally liable for any act which it may do or omit to do hereunder in good faith or for any mistake of fact or law for any action it may take or refrain from taking in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The Escrow Agent shall not be held liable for any losses that may occur as the result of the investment or reinvestment of the Escrow Fund in accordance with Section 3 above.

                  (c) Conflicts. If, at any time, there shall exist any conflict between Wilsons, Shareholder Representative, and Agent with respect to the holding or disposition of any portion of the funds in the Escrow Fund or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of the Escrow Fund or the Escrow Agent's proper actions with respect to its obligations hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

                           (i) suspend the performance of any of its obligations
                  under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent; provided however, that the Escrow Agent shall continue to invest the Escrow Fund in accordance with Section 3 hereof; and/or

                           (ii) petition (by means of an interpleader action or
                  any other appropriate method) any court of competent jurisdiction in Duval County, Florida, for instructions with respect to such conflict or uncertainty, and pay into such court all funds held by it in the Escrow Fund for holding and disposition in accordance with the instructions of such court.

                  The Escrow Agent shall have no liability to parties hereto or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Fund or any delay in or with respect to any other action required or requested of the Escrow Agent.

                   Should the Escrow Agent petition the court as provided in subsection ii of this section, then as between themselves and the Escrow Agent, Wilsons and the Agent on behalf of the Senior Lenders, jointly and severally, hereby bind and obligate themselves, their successors, and assigns to indemnify the Escrow Agent with respect to its reasonable attorneys fees and reasonable out-of-pocket costs and any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such litigation. The obligations of the parties under the immediate preceding sentence shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

                  (d) Indemnification of Escrow Agent. Subject to the provisions of Section 6(b) above, Wilsons and the Agent, on behalf of the Senior Lenders, will jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations, and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, and to pay to the Escrow Agent on demand the amount of all such consents, damages, judgments, attorneys' fees, expenses, obligations, and liabilities, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

                   If the Escrow Agent is entitled to receive, pursuant to this
         Section 6(d), any amount in indemnification, then, as between Wilsons, on the one hand, and the Agent on behalf of the Senior Lenders, on the other hand, each shall be responsible for one-half thereof and shall be entitled to contribution from the other or others for any excess paid to the Escrow Agent. In the event any such indemnification expense shall arise by reason of acts or omissions of Wilsons or the Agent in violation of any of their respective obligations under this Agreement, then the party or parties which is or are in such violation shall be liable for payment of the amount of such part of the indemnification expense arising from such acts or omissions.

                   Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Wilsons and the Agent (on behalf of the Senior Lenders) to indemnify the Escrow Agent shall be limited to the extent of the interest of such party in the Escrow Funds.

                  (e) Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any questions as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel, except to the extent that the Escrow Agent's actions or inactions constitute gross negligence or willful misconduct. The reasonable cost of such services shall be added to and be a part of the Escrow Agent's fee hereunder.


                  (f) Escrow Agent's Conduct; Fees. In performing its duties hereunder, the Escrow Agent may rely on statements or documents furnished to it by an officer of Wilsons or by the Shareholder Representative or the Agent, or any other evidence deemed by the Escrow Agent to be reliable. The Escrow Agent shall be entitled to the payment of compensation for its services hereunder, which shall be set forth in Schedule A hereto, and which shall be paid one-half by Wilsons and one-half by the Agent, on behalf of the Senior Lenders. The Escrow Agent hereby acknowledges sufficiency of such consideration.

                  (g) Successors. This Escrow Agreement shall be binding on and inure to the benefit of Wilsons, the Shareholder Representative, the Agent, the Escrow Agent and their respective successors and assigns.

                  (h) Representatives and Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then one (1) business day after) it is sent by reputable overnight courier service, and addressed to the intended recipient as set forth below:


         To the Shareholder Representative:
         ---------------------------------

         Bain Capital, Inc.
         Two Copley Place
         Boston, Massachusetts 02116
         Attention:        Joseph Pretlow
                           Steven T. Berg
         with a copy to:
         --------------
         (which copy shall not constitute notice to the Shareholder Representative)

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attention:        Jeffrey C. Hammes, P.C.
                           David A. Breach



         To Wilsons:
         ----------

         WWT, Inc.
         7401 Boone Avenue North
         Brooklyn Park, Minnesota 55428
         Attention:        Director of Business Development


         with a copy to:
         --------------
         (which copy shall not constitute notice to Wilsons)

         Faegre & Benson, LLP
         2200 Wells Fargo Center
         Minneapolis, Minnesota 55402-3901
         Attention:        Daniel J. Amen


         To the Agent:
         ------------

         Deutsche Bank AG
         130 Liberty Street
         New York, New York 10006
         Attn:    Keith L. Braun
                   Mark B. Cohen

         with a copy to:
         --------------

         J. Eric Ivester
         Skadden, Arps, Slate, Meagher & Flom (Illinois)
         333 West Wacker Drive
         Chicago, IL 60606

         To the Escrow Agent:
         -------------------

         First Union National Bank
         Corporate Trust Group
         225 Water Street, 3rd Floor
         Jacksonville, Florida 32202
         Attention:        John Speichert



         Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, including delivery in person, by certified or registered mail (with return receipt requested) or facsimile transmission, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party hereto notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application to this Agreement of the laws of any jurisdiction other than the State of Delaware.

                  (j) Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Escrow Agent, Wilsons, the Shareholder Representative, on behalf of the Shareholders, and the Agent on behalf of the Senior Lenders.

                  (k) Reports from the Escrow Agent. The Escrow Agent shall furnish to Wilsons, the Shareholder Representative and the Agent on a monthly basis a report listing each transaction made by the Escrow Agent with respect to this Agreement.

                  (l) Distributions. All payments and distributions to Wilsons or the Agent on behalf of the Senior Lenders shall be by wire transfer to the following accounts:

         To the Agent:
         ------------

         Bank:    Bankers Trust
         City: New York, NY
         ABA Number: 021-001-033
         For further Credit to:     Commercial Loan Division
                                    A/C# 99-401-268
                                    Ref: Bentley's Luggage
         Reference:
                  Attn:    Robert Telesca
                           (212) 250-7342

         To Wilsons:
         ----------
         Bank: Harris Trust and Savings Bank
         City:  Chicago, IL
         ABA Number: 071000288
         Credit:   Wilsons Leather Holdings Inc.
                   Account number: 4494662


                  (m) Withdrawal of Escrow Agent. The Escrow Agent may, at any time and for any reason upon the giving of ten (10) days prior notice and without liability for interest or damages, withdraw as Escrow Agent hereunder, in which case Wilsons, the Shareholder Representative and the Agent will promptly select a successor Escrow Agent. If the Escrow Agent shall withdraw as Escrow Agent, Wilsons, the Shareholder Representative and the Agent shall jointly appoint a successor.

                  (n) Waiver by Escrow Agent. The Escrow Agent hereby waives any rights of setoff and any rights to assert banker's liens against the Escrow Funds or any distribution therefrom that it may possess (whether currently or in the future) against Wilsons, the Shareholder Representative, the Agent, the Senior Lenders and any of such parties successors and assigns, except to the extent that the Escrow Agent's exercise of any such rights relates to the obligations of such parties pursuant to this Agreement.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

                                           WILSONS:
                                           WWT, INC.


                                           By:
                                              ----------------------------------

                                           Its:
                                                --------------------------------



                                           SHAREHOLDER REPRESENTATIVE:
                                           BAIN CAPITAL, INC.

                                           By:
                                              ----------------------------------
                                                    A Managing Director


                                           AGENT:
                                           BANKERS TRUST COMPANY

                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------

                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------


                                           ESCROW AGENT:

                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                                 April __, 2001


WWT, Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
Attn: Director of Business Development

         We are issuing this opinion letter in our capacity as special legal counsel to Bentley's Luggage Corporation, a Florida corporation, (the "Company") and to Bain Capital Fund VI, L.P., BCIP Trust Associates II, BCIP Trust Associates II-B, BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C and Randolph Street Partners II (collectively, the "Bain Stockholders") in response to the requirement in Section 10.01(g) of the Agreement and Plan of Merger (the "Agreement") dated as of April 6, by and among WWT, Inc. (herein called "you"), Wilsons Acquisition Corporation, each of the Persons listed on the signature pages thereto under the caption "Shareholders" and Bain Capital, Inc., a Delaware corporation (the "Shareholder Representative"). The term "Transaction Agreements" whenever it is used in this letter means the Agreement and the Escrow Agreement dated as of April ___, 2001, by and between you, Shareholder Representative, Bankers Trust Company and First Union National Bank (the "Escrow Agreement").

         Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. The Company is a corporation existing and in good standing under the laws of the State of Florida.

2. The Company has the corporate power and authority to enter into and perform its obligations under the Agreement.


3. The Company's Board of Directors and stockholders have adopted by requisite vote the resolutions necessary to authorize the

         Company's execution, delivery and performance of the Transaction Agreements to which it is a party. The Company and the Bain Stockholders have duly executed and delivered each of the Transaction Agreements to which they are a party. Each of the Transaction Agreements to which the Company or any of the Bain Stockholders is a party is a valid and binding obligation of such entity and is enforceable against such entity in accordance with its terms.

4. The execution, delivery and performance by the Company of the Agreement and the Escrow Agreement, will not violate its Certificate of Incorporation or Bylaws.

         In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Agreement and the other Transaction Agreements; (iii) factual information provided to us in the Support Certificate signed by the Company and attached hereto; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Agreement (herein called "our Designated Transaction Lawyers"): David A. Breach, Erin L. Bishop and Christopher A. Ziebarth.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois or the federal law of the United States except that the opinions in paragraphs 1 through 4 are also based on the Florida Business Corporation Act. We advise you that we are not Florida lawyers and our knowledge of the Florida Business Corporation Act for purposes of this opinion is limited to a reading by one of our Designated Transaction Lawyers of a copy of that statute as reproduced in the Aspen Law & Business Corporation Statutes volume 3, last updated January 2, 2001; we did not review or attempt to identify Florida case law or any other Florida law which might be relevant for purposes of our opinions. The Transaction Agreements provide that they are to be governed by the law of Florida and issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and the laws of Florida or any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision in the Agreement or any of the other Transaction Agreements of any type identified in Schedule D. Provisions in the Transaction Agreements which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         You may rely upon this letter only for the purpose served by the provision in the Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.





                                   Sincerely,


                                   Kirkland & Ellis

                                   SCHEDULE A
                             GENERAL QUALIFICATIONS


         All of our opinions ("our opinions") in the letter to which this
Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

         1. the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

         2. all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

         3.       state fraudulent transfer and conveyance laws; and

         4. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

         1. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

         2. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

         3. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

         4. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

         5.       requiring consideration of the materiality of (i) a breach and
                  (ii) the consequences of the breach to the party seeking enforcement;

         6. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

         7. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

         1. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

         2. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

         3. limit the availability of a remedy under certain circumstances where another remedy has been elected;

         4. provide a time limitation after which a remedy may not be enforced;

         5. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

         6. relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

         7. limit the enforceability of provisions releasing, excul-pating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

         8. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

         9. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

         10. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

         11. may render guarantees unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Transaction Agreements so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and Company or Guarantors which is substantially and materially different from that presently contemplated by the Transaction Agreements.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Transaction Agreements requiring the Company to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a "Referenced Provision") of such Transaction Agreement or of any of the other Transaction Agreements or stating that any action will be taken as provided in or in accordance with any provision (also a "Referenced Provision") of any other Transaction Agreement, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision. Requirements in the Transaction Agreements that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

                                   SCHEDULE B
                                   ASSUMPTIONS


         For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

5. The Company (i) has the requisite title and rights to any property involved in the transactions effected under the Transaction Agreements (herein called the "Transactions").

6. You are existing and in good standing in your jurisdiction of organization.

7. The Transaction Agreements constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

8. You have satisfied those legal requirements that are applicable to you to the extent necessary to entitle you to enforce the Transaction Agreements against the Company.

9. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Company) on each such document are genuine.

10. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

11. The conduct of the parties to the Transaction Agreements has complied with any requirement of good faith, fair dealing and conscionability.

12. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

13. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Agreement or any of the other Transaction Agreements.

14. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

15. All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreements.

16. All agreements other than the Transaction Agreements (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

17. The Company will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Agreements that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Company may be subject.

18. The Company has obtained (and will in the future obtain) all permits and governmental approvals required, and has taken (and will in the future take) all actions required, relevant to the consummation of the Transactions or performance of the Transaction Agreements.

19. All information required to be disclosed in connection with any consent or approval by the Company's Board of Directors or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

20. The Company's certificate of incorporation (or equivalent governing instrument), all amendments to that certificate, all resolutions adopted establishing classes or series of stock under that certificate, the Company's bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

21. Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.

                                   SCHEDULE C
                          EXCLUDED LAW AND LEGAL ISSUES


         None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

22. Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

23.      Federal Reserve Board margin regulations;

24.      pension and employee benefit laws and regulations (e.g., ERISA);

25. Federal and state antitrust and unfair competition laws and regulations;

26. Federal and state laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as a certificate of merger;

27.      compliance with fiduciary duty requirements;

28. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

29. the characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, the creation, attachment, perfection, priority or enforcement of a lien on real property or a security interest in personal property or matters involving ownership or title to any real or personal property;

30.      fraudulent transfer and fraudulent conveyance laws;

31.      Federal and state environmental laws and regulations;

32.      Federal and state land use and subdivision laws and regulations;

33.      Federal and state tax laws and regulations;

34. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

35.      Federal and state racketeering laws and regulations (e.g., RICO);

36.      Federal and state health and safety laws and regulations (e.g., OSHA);

37.      Federal and state labor laws and regulations;

38. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

39. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

40. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

41. the effect of any law, regulation or order which hereafter becomes effective.

         We have not undertaken any research for purposes of determining whether the Company or any of the Transactions which may occur in connection with the Agreement or any of the other Transaction Agreements is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in Illinois, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                   SCHEDULE D
                               EXCLUDED PROVISIONS


         None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Agreements:

42.      Choice-of-law provisions.

43. Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

44. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

45. Provisions mandating contribution towards judgments or settlements among various parties.

46. Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii ) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

47. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.

48.      Time-is-of-the-essence clauses.

49. Provisions which provide a time limitation after which a remedy may not be enforced.

50.      Confession of judgment clauses.

51. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

52. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

53. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

54. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

55.      Provisions which purport to award attorneys' fees solely to one party.

56.      Arbitration agreements.

57. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

58. Provisions relating to (i) insurance coverage requirements and (ii) the application of insurance proceeds and condemnation awards.

59.      Provisions that provide for the appointment of a receiver.

60. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

61.      Confidentiality agreements.

62. Provisions in any of the Transaction Agreements requiring the Company to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Agreement.

63. Provisions, if any, which are contrary to the public policy of any jurisdiction.

                               SUPPORT CERTIFICATE


Bentley's Luggage Corp. (herein called the "Company") hereby certifies and agrees that:


64. Introduction. Kirkland & Ellis has acted as legal counsel to the Company in connection with the negotiation and preparation of the Agreement and Plan of Merger dated as of April 6, 2001 by and among WWT, Inc., Wilsons Acquisition Corporation, Bentley's Luggage Corp., each of the Persons listed on the signature pages thereto under the caption "Shareholders" and Bain Capital, Inc. (the " Agreement").
         Section 10.01(g) of the Agreement provides that as a condition to closing Kirkland & Ellis deliver an opinion letter to WWT, Inc. (the "Opinion Recipient"). The term "Kirkland Opinion" whenever it is used in this certificate means the opinion letter which Kirkland & Ellis will actually deliver at the closing in response to that closing condition. Each term which is defined or given a special meaning in the Kirkland Opinion has the same meaning whenever it is used in this certificate.

65. Purpose. The Company has provided this certificate in order to provide Kirkland & Ellis with factual information needed by Kirkland & Ellis in order to issue the Kirkland Opinion. The Company has made inquires and investigations reasonably calculated to assure that the information provided in this certificate is accurate and complete, including (i) inquiries of appropriate personnel responsible for legal matters, financial matters and compliance with governmental requirements and
         (ii) identification and review of relevant documents. The Company understands that Kirkland & Ellis will not check, audit or otherwise attempt to verify the information in this certificate. The Company intends and agrees that Kirkland & Ellis and the Opinion Recipient may rely upon this certificate and all information provided in this certificate.

66. Charter. The copy of the Company's Certificate of Incorporation (herein called the Company's "Charter") in the version certified by the responsible governmental office in the Company's state of incorporation and delivered to the Opinion Recipient in connection with the closing is accurate and complete and represents the terms of the Company's Charter as constituted at all times since the date of the latest amendment thereto indicated in that certificate.

67. Bylaws. The copy of the Company's Bylaws in the version attached to the certificate issued by the Company's Secretary to the Opinion Recipient at the closing is accurate and complete and represents the terms of the Company's Bylaws as constituted at all times since prior to the adoption of the initial resolution authorizing the transactions specified in the Transaction Agreements.

68. Good Standing. The Company's practice is to make on a timely basis all filings and tax payments it was required to make under the statute under which it is organized and under the statutes under which it has qualified to do business in other states. The Company has not received any notice from any governmental authority that any such filing or tax payment which the Company has not made is delinquent or due or that the Company is not in good standing in its state of incorporation or in any state in which it has qualified as a foreign corporation. The Company has no reason to believe that it is not in existence or good standing in its state of incorporation, that it has ceased to be qualified to do business or in good standing in any state in which it was previously qualified, or that it has not qualified in any state in which such qualification is required.

69.      Authorizing Resolutions.

         1. Attached hereto as Exhibit A is a complete and accurate copy of resolutions adopted by the Company's Board of Directors on April 4, 2001 and attached hereto as Exhibit B is a complete and accurate copy of resolutions adopted by the Company's stockholders on April 4, 2001. All of the Company's directors voted in favor of such resolution. Such resolutions have not been amended or rescinded and remain in full force and effect on the date hereof.

         2. At the time the Board adopted the resolutions cited in the preceding paragraph, no vacancies existed on the Board and each director then on the Board was elected or appointed to the Board in accordance with the requirements in the Charter and the Bylaws. Such resolutions were adopted in such manner as is necessary to satisfy the requirements in the Company's Bylaws.

         3. Neither the Board of Directors nor the shareholders have adopted any other resolutions which (i) restrict the Company's authority to enter into any the Transaction Agreements or to engage in any actions to be taken under or by reason of the Transaction Agreements or (ii) restrict the Board's authority to approve any such action or activity or (iii) otherwise relate to the Company's execution or delivery of any of the Transaction Agreements or any activity to be taken under or by reason of the Transaction Agreements.

70. Authorized Officers. Each individual who has executed any of the Transaction Agreements or other document delivered at closing on behalf of the Company was validly appointed to the officership position or other position with the Company indicated in connection with such execution and held that office at the time of such person's execution and delivery of the relevant Transaction Agreement(s) and/or other documents(s).

71. No Required Governmental Approvals. The Company does not engage in any banking, insurance, common carrier, broadcasting, utility or other regulated activities to a degree which require it to obtain approval from any governmental authority as a condition to executing or delivering any of the Transaction Agreements or to performing any of its obligations under the Transaction Agreements. The Company is not aware of any filing required to be made or any governmental permit or authorization required to be obtained in connection with the execution or delivery of any of the Transaction Agreements or the performance of any of the Company's obligations under those Agreements which has not been made or obtained on or prior to the date hereof.

72. No Known Breach. The Company is not aware of any contract or other oblation which would be breached by the Company's execution or delivery of any of the Transaction Agreements or any activity to be taken under or by reason of the Transaction Agreements.

73. No Omissions. The Company does not know of any other fact or development which indicates that any advice given in the Kirkland Opinion is inaccurate or misleading.

Dated: April 13, 2001

                                            BENTLEY'S LUGGAGE, CORP.



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                                                       EXHIBIT C
                                                                       ---------

                     FORM OF OPINION OF FAEGRE & BENSON LLP

                                 April ___, 2001


Bain Capital, Inc.,
  as Shareholder Representive
Two Copley Place
Boston, Massachusetts 02116
Attn:  Joseph Pretlow
       Steven T. Berg

         Re: Agreement and Plan of Merger by and among WWT, Inc., Wilsons Acquisition Corporation, Bentley's Luggage Corp., the Shareholders of Bentley's Luggage Corp. and Bain Capital, Inc.

Ladies and Gentlemen:

         We have acted as counsel for (a) WWT, Inc., a Delaware corporation (the "Buyer"), and (b) Wilsons Acquisition Corporation, a Florida corporation (the "Buyer Subsidiary") in connection with the transactions evidenced by the following documents:

         (a) that certain Agreement and Plan of Merger dated as of April ___, 2001 (the "Merger Agreement") by and among Buyer, Buyer Subsidiary, Bentley's Luggage Corp., a Florida corporation (the "Company"), each of the Persons listed on the signature pages thereto under the caption "Shareholders" and Bain Capital, Inc., a Delaware corporation (the "Shareholder Representative"); and

         (b) that certain Escrow Agreement dated as of April ___, 2001, by and between Buyer, Shareholder Representative and Bankers Trust Company (the "Escrow Agreement", together with the Merger Agreement, the "Merger Documents").

         This opinion is being delivered to you pursuant to Section 11.01(e) of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

         In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Documents.

         We have also examined such certificates, documents and records, and have made such examination of law, as we have deemed necessary to render the opinions expressed below.

Bain Capital, Inc.,
  as Shareholder Representive
April __, 2001
Page 2


         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to enter into, execute and deliver the Merger Documents, to perform and observe fully its obligations thereunder and to perform the transactions contemplated thereby.

                  2. The Buyer Subsidiary is a corporation validly existing and in good standing under the laws of the State of Florida and has the full power and authority to enter into, execute and deliver the Merger Documents, to perform and observe fully its obligations thereunder and to perform the transactions contemplated thereby.

                  3. The execution, delivery and performance of the Merger Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Buyer and the Buyer Subsidiary. The Merger Documents have been duly and validly executed and delivered by the Buyer and Buyer Subsidiary, as applicable, and constitute legal, valid and binding obligations of the Buyer and the Buyer Subsidiary, enforceable against the Buyer and the Buyer Subsidiary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or conveyance or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought by proceedings in equity or at law).

                  4. The execution, delivery and performance by the Buyer and the Buyer Subidiary of the Merger Documents do not and will not conflict with, constitute an event of default under, or result in a breach of or a violation of the provisions of the articles of incorporation or bylaws of the Buyer or the Buyer Subsidiary.

         The opinions set forth above are subject to the following qualifications and exceptions:

                           (a) We have relied solely upon certificates of public
                  officials as to the opinions set forth in paragraphs 1 and 2, as to certain relevant facts, upon representations made by the Buyer and the Buyer Subsidiary in the Merger Documents, the assumptions set forth in paragraph (d) below as to the matters referred therein, and upon certificates of officers of the Buyer and the Buyer Subsidiary, reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters, in each case without independent verification thereof or other investigation; provided our Primary Lawyers have no Actual Knowledge concerning the factual matters upon which reliance is placed which would render such reliance unreasonable. For the purposes hereof, the term "Primary Lawyers" means lawyers in this firm who have given substantive legal attention

Bain Capital, Inc.,
  as Shareholder Representive
April __, 2001
Page 3


                  to representation of the Buyer and the Buyer Subsidiary in connection with this matter, and the term "Actual Knowledge" means the conscious awareness by such Primary Lawyers of facts or other information without any other investigation.

                           (b) We express no opinion with respect to the laws of
                  any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States (the "Opining Jurisdictions").

                           (c) We express no opinion as to whether, or the
                  extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provisions contained in the Merger Documents. Because the governing law provisions of the Merger Documents relate to the law of a jurisdiction as to which we express no opinion, the opinions set forth in paragraph 3 are given as if the laws of the State of Minnesota govern the Merger Documents.

                           (d) We have relied, without investigation, upon the
                  following assumptions: (i) natural persons who are involved on behalf of the Buyer and the Buyer Subsidiary have sufficient legal capacity to enter into and perform the transaction or to carry out their role in it; (ii) the Buyer and/or the Buyer Subsidiary hold the requisite title and rights to any property involved in the transaction; (iii) each party to the Merger Documents (other than the Buyer and the Buyer Subsidiary) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreements enforceable against it; (iv) each party to the Merger Documents (other than the Buyer and the Buyer Subsidiary) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements against the Buyer or the Buyer Subsidiary, as the case may be; (v) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (vi) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vii) the conduct of the parties to the Merger Documents has complied with any requirement of good faith, fair dealing and conscionability;
                  (viii) you and any agent acting for you in connection with the Merger Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by or adverse claim to any property or security interest transferred or created as part of, the Merger Documents; (ix) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Merger Documents; (x) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the Opining Jurisdictions, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in the Opining Jurisdiction, and are in a format that makes legal research

Bain Capital, Inc.,
  as Shareholder Representive
April __, 2001
Page 4


                  reasonably feasible; (xi) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opining Jurisdictions has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (xii) documents reviewed by us (other than the Merger Documents) would be enforced as written; (xiii) the Buyer and the Buyer Subsidiary will not in the future take any discretionary action (including a decision not to act) permitted under the Merger Documents that would result in a violation of law or constitute a breach or default under any other agreement or court order; (xiv) the Buyer and the Buyer Subsidiary will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to subsequent consummation of the transaction or performance of the Merger Documents; and (xv) all parties to the transaction will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Merger Documents.

                           (e) The opinions herein expressed are limited to the
                  specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation hereof which may occur after the date hereof.

                           (f) Philip S. Garon, a member of our firm, is the
                  Secretary of Wilsons The Leather Experts Inc., a Minnesota corporation and ultimate parent of the Buyer and the Buyer Subsidiary.

                           (g) Without limiting any other qualifications set
                  forth herein, the opinions expressed in paragraph 3 are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (iii) provide that forum selection clauses in contracts are not necessarily binding on courts, (iv) limit the availability of a remedy under certain circumstances where another remedy has been elected, (v) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (vi) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (vii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs,
                  (viii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for

Bain Capital, Inc.,
  as Shareholder Representive
April __, 2001
Page 5


                  performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (ix) may limit the enforceability of provisions restricting competition, the solicitation of customers or employees, the use or disclosure of information or other activities in restraint of trade, (x) may require mitigation of damages, (xi) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights, (xii) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale, (xiii) may, in the absence of a waiver or consent, discharge a guarantor to the extent that either action by a creditor impairs the value of collateral securing the guaranteed debt to the detriment of the guarantor or the guaranteed debt is materially modified, or (xiv) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration.

                           (h) We express no opinion as to the enforceability of
                  provisions of the Merger Documents to the extent they contain waivers by the Buyer or the Buyer Subsidiary of any constitutional rights or remedies, or of any statutory rights (including rights to notice) or the remedies that may not be waived under the applicable statute.

                           (i) The opinions expressed do not address any of the
                  following legal issues: (1) Federal securities laws and regulations administered by the Securities and Exchange Commission, state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (2) Federal Reserve Board margin regulations; (3) pension and employee benefit laws and regulations (e.g., ERISA); (4) Federal and state antitrust and unfair competition laws and regulations; (5) Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger; (6) compliance with fiduciary duty requirements; (7) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (8) the characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, and the creation, attachment, perfection, priority or enforcement of a lien on real property or a security interest in personal property; (9) fraudulent transfer and fraudulent conveyance laws; (10) Federal and state environmental laws and regulations; (11) Federal and state land use and subdivision laws and regulations; (12) Federal and state tax laws and regulations; (13) Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations; (14) Federal and state racketeering laws and regulations (e.g., RICO); (15) Federal and state health and safety laws and regulations (e.g., OSHA);
                  (16) Federal and state labor laws and regulations; (17) Federal and state laws, regulations and policies

Bain Capital, Inc.,
  as Shareholder Representive
April __, 2001
Page 6


                  concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws; and (18) other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

         This opinion is delivered to you upon the instructions of our client, and pursuant to the terms of the Merger Agreement, and is intended for your use and may be relied upon by you, the Shareholders and your counsel Kirkland & Ellis. The opinions set forth herein may not be relied upon by, and copies of such opinion may not be delivered to, any other person without the prior written consent of the undersigned.

                                                     Very truly yours,



                                                     FAEGRE & BENSON LLP